SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14 (a) of the
                Securities Exchange Act of 1934 (Amendment No. )



Filed by the Registrant                              [ X ]
Filed by a Party other than the Registrant           [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material under Section 240.14a-12


                              Peoples Bancorp Inc.
            ---------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:
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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           ---------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:
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[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid: _________________________________
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    (4)  Date Filed: _____________________________________________

                                                            Peoples Bancorp Inc.
                                                138 Putnam Street - P.O. Box 738
                                                              Marietta, OH 45750

March 21, 2007



Dear Fellow Shareholders:

     Enclosed you will find the following items pertaining to the Annual Meeting of Peoples Bancorp Inc.'s Shareholders to be held at 10:00 a.m. on Thursday, April 12, 2007 at the Holiday Inn in Marietta, Ohio:

   o    Notice of Annual Meeting of Shareholders.
   o Peoples Bancorp Inc.'s 2006 Annual Report to Shareholders, which includes the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2006.
   o    Proxy Card.
   o    Return Envelope.

         The proxy card solicits your vote on the election of four directors. It is important that your proxy card be signed, dated, and returned promptly in the enclosed envelope in the next few days.

         I hope that you will consider attending our annual meeting. We continue to be active in our pursuit of enhanced shareholder value. On behalf of our directors and staff, thank you for your continued support.

                                    Sincerely,

                                /s/ MARK F. BRADLEY

                                    Mark F. Bradley
                                    President and Chief Executive Officer

                                                            Peoples Bancorp Inc.
                                                138 Putnam Street - P.O. Box 738
                                                              Marietta, OH 45750
                                                         Telephone: 740-374-6163
                                                          www.peoplesbancorp.com



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              PEOPLES BANCORP INC.
                                 Marietta, Ohio
                                 March 21, 2007

Dear Fellow Shareholders:

         The Annual Meeting of Shareholders (the "Annual Meeting") of Peoples Bancorp Inc. ("Peoples") will be held at 10:00 a.m., Eastern Daylight Savings Time, on Thursday, April 12, 2007, in the Ball Room of the Holiday Inn, 701 Pike Street in Marietta, Ohio (Interstate 77, Ohio exit 1), for the following purposes:

1. To elect the following directors for terms of three years each:

     Nominee                                              Term Expires In
     --------------------------------------------------------------------
     David L. Mead             (for re-election)                2010
     Robert W. Price           (for re-election)                2010
     Paul T. Theisen           (for re-election)                2010
     Thomas J. Wolf            (for re-election)                2010

2. To transact any other business which properly comes before the Annual Meeting or any adjournment thereof.

         If you were a shareholder of record at the close of business on February 12, 2007, you will be entitled to vote in person or by proxy at the Annual Meeting.

         You are cordially invited to attend the Annual Meeting. Your vote is important, regardless of the number of common shares you own. Whether or not you plan to attend the Annual Meeting in person, please sign, date and return your proxy card in the enclosed envelope at your earliest convenience.

         Peoples' 2006 Annual Report to Shareholders, which includes the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2006, accompanies this notice and proxy statement.


                                      By Order of the Board of Directors,

                                  /s/ RHONDA L. MEARS

                                      Rhonda L. Mears
                                      Corporate Secretary



Table of Contents

                              PEOPLES BANCORP INC.
              PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLERS
                            To Be Held April 12, 2007
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLERS                                                 1

GENERAL INFORMATION                                                                                   1
   Mailing                                                                                            1

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING                                                         1

VOTING INFORMATION                                                                                    2
   Who can vote at the Annual Meeting                                                                 2
   How do I vote?                                                                                     2
   How will my common shares be voted?                                                                2
   May I revoke my proxy?                                                                             2
   What is the quorum requirement for the Annual Meeting?                                             2
   What if my common shares are held in "street name"?                                                3
   What if my common shares are held through the Peoples Bancorp Inc. Retirement Savings Plan?        3
   Who pays the cost of proxy solicitation?                                                           3
   What vote is required to approve the proposal presented at the Annual Meeting?                     3

SECURITY OWNERSHIP OF CERTAIN  BENEFICIAL OWNERS AND MANAGEMENT                                       4

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE                                               7

                      TRANSACTIONS WITH RELATED PERSONS                                               8

PROPOSAL NUMBER 1:  ELECTION OF DIRECTORS                                                             8

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD                                                   11
   Independence of Directors                                                                         11
   Leadership Director and Executive Sessions                                                        12
   Meetings of the Board and Attendance at Annual Meetings of Shareholders                           12
   Committees of the Board                                                                           13
      Audit Committee                                                                                13
      Compensation Committee                                                                         14
      Executive Committee                                                                            14
      Governance and Nominating Committee                                                            14

NOMINATING PROCEDURES                                                                                16

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS                                               17

EXECUTIVE COMPENSATION:  COMPENSATION DISCUSSION AND ANALYSIS                                        18
   Overview of Compensation Program                                                                  18
   Compensation Philosophy and Objectives                                                            18
   Role of Executive Officers in Compensation Decisions                                              18
   Setting Executive Compensation                                                                    18
   2006 Executive Compensation Components                                                            19
      Base Salary                                                                                    19
      Annual Cash Incentives                                                                         19
      Long-Term Equity-Based Incentive Compensation                                                  21
      Retirement and Other Benefits                                                                  23
      Perquisites and Other Personal Benefits                                                        24
   Tax and Accounting Implications                                                                   25
      Deductibility of Executive Compensation                                                        25
      Non-qualified Deferred Compensation                                                            25
      Accounting for Equity-Based Compensation                                                       25

COMPENSATION COMMITTEE REPORT                                                                        25

SUMMARY COMPENSATION TABLE FOR 2006                                                                  26

GRANTS OF PLAN-BASED AWARDS FOR 2006                                                                 27

OUTSTANDING EQUITY AWARDS AT YEAR-END FOR 2006                                                       28

OPTION EXERCISES AND STOCK VESTED FOR 2006                                                           29

PENSION BENEFITS FOR 2006                                                                            30

NON-QUALIFIED DEFERRED COMPENSATION FOR 2006                                                         30

OTHER POTENTIAL POST EMPLOYMENT PAYMENTS                                                             31
      Payments Made Upon Termination                                                                 31
      Payments Made Upon Retirement                                                                  31
      Payments Made Upon Death or Disability                                                         31
      Payments Made Upon a Change in Control                                                         31

DIRECTOR COMPENSATION                                                                                34
   Cash Compensation Paid to Board Members                                                           34
   Equity-based Compensation                                                                         34
   Deferred Compensation Plan for Non-Employee Directors                                             35
   All Other Compensation                                                                            36

DIRECTOR COMPENSATION FOR 2006                                                                       36

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION                                          37

AUDIT COMMITTEE REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006                                   37

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                                        38
   Fees                                                                                              38
   Pre-Approval Policy                                                                               38

HOUSEHOLDING OF ANNUAL MEETING MATERIALS                                                             39

OTHER MATTERS                                                                                        39


                              PEOPLES BANCORP INC.
                                138 Putnam Street
                                  P.O. Box 738
                            Marietta, Ohio 45750-0738
                                 (740) 374-6136
                             www.peoplesbancorp.com


             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 12, 2007


                               GENERAL INFORMATION

         We are sending you this proxy statement and the enclosed proxy card because the Board of Directors of Peoples Bancorp Inc. ("Peoples") is soliciting your proxy to vote at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held on Thursday, April 12, 2007, at 10:00 a.m., Eastern Daylight Savings Time, or at any adjournment thereof. The Annual Meeting will be held in the Ball Room of the Holiday Inn, 701 Pike Street in Marietta, Ohio (Interstate 77, Ohio exit 1). This proxy statement summarizes information that you will need in order to vote.

         Peoples has four wholly-owned subsidiaries, Peoples Bank, National Association ("Peoples Bank"), Peoples Investment Company, PEBO Capital Trust I and PEBO Capital Trust II. Peoples Bank also owns an insurance agency subsidiary, Peoples Insurance Agency, Inc., and two asset management subsidiaries, PBNA, L.L.C., and Peoples Loan Services, Inc. Peoples Investment Company also owns a capital management subsidiary, Peoples Capital Corporation. In 2003, Peoples established Peoples Bancorp Foundation, Inc., as an independent charitable foundation to provide financial assistance and grants to local organizations.

Mailing
-------

         We mailed this proxy statement and the accompanying proxy card on or about March 21, 2007, to all shareholders entitled to vote their common shares at the Annual Meeting. We also sent with this proxy statement Peoples' 2006 Annual Report to Shareholders, which includes the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2006 (the "2006 Annual Report"). Additional copies of the 2006 Annual Report may be obtained, without charge, upon written request to: Rhonda L. Mears, Corporate Secretary, 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738. Peoples' Annual Report on Form 10-K for the Fiscal year Ended December 31, 2006 is posted in the "Company Information SEC Filings Updated" section of the "Investors Relations" page of Peoples' website at www.peoplesbancorp.com and is also on file with the Securities and Exchange Commission (the "SEC") and available on the SEC's website at www.sec.gov.



                              SHAREHOLDER PROPOSALS
                             FOR 2008 ANNUAL MEETING

         Proposals by shareholders intended to be presented at the 2008 Annual Meeting of Shareholders (the "2008 Annual Meeting") must be received by the Corporate Secretary of Peoples no later than November 22, 2007 to be eligible for inclusion in Peoples' proxy, notice of meeting and proxy statement relating to the 2008 Annual Meeting. Peoples will not be required to include in its proxy, notice of meeting or proxy statement a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC rules.

         The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2008 Annual Meeting without inclusion of that proposal in Peoples' proxy materials, and does not notify the Corporate Secretary of Peoples of the proposal by February 5, 2008 or if Peoples meets other requirements of the applicable SEC rules, the proxies solicited by the Board of Directors for use at the 2008 Annual Meeting will confer discretionary authority to vote on the proposal should it then be raised at the 2008 Annual Meeting. In each case, written notice must be given to Peoples' Corporate Secretary, at the following address: Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738.

         Shareholders desiring to nominate candidates for election as directors at the 2008 Annual Meeting must follow the procedures described in "THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD - Nominating Procedures."

                               VOTING INFORMATION

Who can vote at the Annual Meeting?
----------------------------------

         Only shareholders of record at the close of business on February 12, 2007 are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on February 12, 2007, there were 10,647,061 common shares outstanding and entitled to vote. Each common share entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. There is no cumulative voting with respect to the election of directors.

How do I vote?
-------------

         Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance by proxy. To do so, you may complete, sign and date the enclosed proxy card and return it in the envelope provided.

         If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your common shares are held in the name of your broker/dealer, your financial institution or another record holder, you must bring an account statement or letter from that broker/dealer, financial institution or other holder of record authorizing you to vote on behalf of such record holder. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on February 12, 2007, the record date for voting at the Annual Meeting.

How will my common shares be voted?
----------------------------------

         Those common shares represented by properly executed proxy cards that are received prior to the Annual Meeting and not subsequently revoked will be voted in accordance with your instructions by your "proxy" (one of the individuals named on your proxy card). If you submit a valid proxy card prior to the Annual Meeting but do not complete the voting instructions on the proxy card, your proxy will vote your common shares as recommended by the Board of Directors, as follows:

         "FOR" the election as directors of the nominees listed below under "PROPOSAL NUMBER 1: ELECTION OF DIRECTORS."

         If any other matters are properly presented for voting at the Annual Meeting, the persons named as proxies on the enclosed proxy card will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.

May I revoke my proxy?
---------------------

         Yes. You may change your mind after you send in your proxy card by following any one of the following three procedures. To revoke your proxy:

     o Send in another signed proxy card with a later date, which must be received by Peoples prior to the Annual Meeting;

     o Send written notice revoking your proxy to the Corporate Secretary of Peoples at 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738, which must be received prior to the Annual Meeting; or

     o Attend the Annual Meeting and revoke your proxy in person if your common shares are held in your name. If your common shares are held in the name of your broker/dealer, your financial institution or another holder of record and you wish to revoke your proxy in person, you must bring an account statement or letter from the broker/dealer, financial institution or other holder of record indicating that you were the beneficial owner of the common shares on February 12, 2007, the record date for voting.

     o Attendance at the Annual Meeting will not, by itself, revoke your proxy.

What is the quorum requirement for the Annual Meeting?
-----------------------------------------------------

         Under Peoples' Code of Regulations, a quorum is a majority of the common shares outstanding. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Generally, broker non-votes occur when common shares held by a broker/dealer for a beneficial owner are not voted with respect to a particular proposal because the broker/dealer has not received voting instructions from the beneficial owner and the broker/dealer lacks discretionary voting power to vote such common shares. Broker/dealers have discretionary authority to vote their clients' common shares on "routine" proposals, such as the uncontested election of directors, even if they do not receive voting instructions from their clients. They cannot, however, vote their clients' common shares on other "non-routine" matters without instructions from their clients.

What if my common shares are held in "street name"?
--------------------------------------------------

         If you hold your common shares in "street name" with a broker/dealer, financial institution or other holder of record, you should review the information provided to you by such holder of record. This information will set forth the procedures you need to follow in instructing the holder of record how to vote your "street name" common shares and how to revoke previously given instructions. If you hold your common shares in "street name," you may be eligible to appoint your proxy electronically via the Internet or telephonically and may incur costs associated with the electronic access or telephone usage.

What if my common shares are held through the Peoples Bancorp Inc. Retirement Savings Plan?
------------

         If you participate in the Peoples Bancorp Inc. Retirement Savings Plan (the "Retirement Savings Plan") and common shares have been allocated to your account in the Retirement Savings Plan, you will be entitled to instruct the trustee of the Retirement Savings Plan how to vote those common shares. If you are such a participant, you may receive your proxy card separately. If you give no voting instructions to the trustee of the Retirement Savings Plan, the trustee will not vote the common shares allocated to your account under the Retirement Savings Plan.

Who pays the cost of proxy solicitation?
---------------------------------------

         Peoples will pay the costs of soliciting proxies on behalf of the Board of Directors other than the Internet access and telephone usage charges if a proxy is appointed electronically through a holder of record. Although we are soliciting proxies by mailing these proxy materials, directors, officers and employees of Peoples and our subsidiaries also may solicit proxies by further mailings, telephone, facsimile or personal contact without receiving any additional compensation for such solicitations. Peoples will also reimburse our transfer agent, broker/dealers, voting trustees, financial institutions and other custodians, nominees and fiduciaries for their reasonable costs in forwarding the proxy materials to the beneficial shareholders.

What vote is required to approve the proposal presented at the Annual Meeting?
-----------------------------------------------------------------------------

         Under Ohio law and Peoples' Code of Regulations, the four nominees for election as directors in the class whose terms will expire in 2010 receiving the greatest number of votes "FOR" election will be elected as directors. Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not affect whether a nominee has received sufficient votes to be elected.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of February 12, 2007 (except as otherwise noted), certain information concerning the beneficial ownership of common shares by the only persons known by Peoples to be the beneficial owner of more than 5% of our outstanding common shares:


             Name and Address of                    Amount and Nature of
               Beneficial Owner                     Beneficial Ownership         Percent of Class (1)
               ----------------                     --------------------         ----------------
Peoples Bank - Trustee
138 Putnam Street
P.O. Box 738
Marietta, OH  45750-0738                                 1,032,664 (2)                    9.70%

Franklin Resources, Inc.
  Charles B. Johnson
  Rupert H. Johnson, Jr.
  Franklin Advisory Services, LLC
One Franklin Parkway
San Mateo, CA  94403-1906                                 960,847 (3)                     9.02%

Dimensional Fund Advisors LP
1299 Ocean Avenue
Santa Monica, CA 90401                                    729,342 (4)                     6.85%
-----------------------------------------------

(1) The "Percent of Class" computation is based on 10,647,061 common shares outstanding on February 12, 2007.

(2) Includes Peoples Bank's beneficial ownership through Peoples Financial Advisors, a division of Peoples Bank, in the following manner: 169,235 common shares with shared investment and sole voting power; 606,953 common shares with shared investment and voting power; 207,661 common shares with sole voting and investment power; and 48,815 common shares with sole investment and shared voting power. The officers and directors of Peoples Bank and Peoples disclaim beneficial ownership of the common shares beneficially owned by Peoples Bank through Peoples Financial Advisors.

(3) Based on information contained in a Schedule 13G amendment, dated January 31, 2007, filed with the SEC on February 6, 2007 on behalf of Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC to report beneficial ownership of common shares of Peoples as of December 31, 2006. These common shares are reported to be beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by Franklin Advisory Services, LLC or Franklin Templeton Portfolio Advisors, Inc., which are investment adviser subsidiaries of Franklin Resources, Inc. The advisory contracts generally grant to the respective investment adviser subsidiary all voting and/or investment power over the common shares owned by the advisory clients. However, the Schedule 13G amendment reports that to the extent that the underlying client under a managed account investment management arrangement advised by Franklin Templeton Portfolio Advisors, Inc. has retained voting power over any common shares, Franklin Templeton Portfolio Advisors, Inc. disclaims any power to vote or direct the vote of such common shares. The Schedule 13G amendment reports that Franklin Advisory Services, LLC had sole voting power as to 953,647 common shares and sole investment power as to 959,647 common shares and that Franklin Templeton Portfolio Advisors, Inc. had sole voting (except as previously noted) and sole investment power as to 1,200 common shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Charles B. Johnson and Rupert H. Johnson, Jr. are reported to be the principal stockholders of Franklin Resources, Inc. and together with Franklin Resources, Inc. each may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of the common shares held by persons and entities advised by the investment adviser subsidiaries of Franklin Resources, Inc. However, each of Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., Franklin Advisory Services, LLC and Franklin Templeton Portfolio Advisors, Inc. expressly disclaimed any pecuniary interest or beneficial ownership in any of the common shares covered by the Schedule 13G amendment and they believe they are not a "group" within the meaning of Rule 13d-5 under the Exchange Act.

(4) Based on information contained in a Schedule 13G amendment, dated February 1, 2007, filed with the SEC on February 9, 2007 on behalf of Dimensional Fund Advisors LP to report beneficial ownership of common shares of Peoples as of December 31, 2006. The Schedule 13G amendment reported that Dimensional Fund Advisors LP had sole voting and investment power as to 729,342 common shares, all of which were held in portfolios of four registered investment companies to which Dimensional Fund Advisors LP furnishes investment advice and of other commingled group trusts and separate accounts for which Dimensional Fund Advisors LP serves as investment manager. The common shares reported were owned by the investment companies, trusts and accounts. In its role as investment adviser or investment manager, Dimensional Fund Advisors LP was reported to possess both sole voting power and sole investment power as to the common shares held in the portfolios of these investment companies, trusts and accounts. Dimensional Fund Advisors LP disclaimed beneficial ownership of the reported common shares.


         The following table sets forth, as of February 12, 2007, certain information with respect to the common shares beneficially owned by each current director of Peoples, by each nominee for election as a director of Peoples, by each individual named in the Summary Compensation Table and by all current executive officers and directors of Peoples as a group:


                                     Amount and Nature of Beneficial Ownership (1)

                                                  Common Shares Which Can Be
                                                   Acquired Upon Exercise of
                                                 Options Currently Exercisable
         Name of                Common Shares      or Options First Becoming
     Beneficial Owner          Presently Held      Exercisable Within 60 Days       Total       Percent of Class (2)
     ----------------          --------------      ---------------------------    ---------     ----------------
Carl L. Baker, Jr.                   69,900 (3)                   7,984             77,884            (4)
Mark F. Bradley (5)                   6,422 (6)                  24,829             31,251            (4)
George W. Broughton                 180,094 (7)                   4,665            184,759           1.74%
Frank L. Christy                     96,117 (8)                   7,298            103,415            (4)
John W. Conlon                       20,865 (9)                       -             20,864            (4)
Wilford D. Dimit                     49,084(10)                  12,210             61,294            (4)
Richard Ferguson                        100(11)                   2,355              2,455            (4)
Larry E. Holdren (5)                 23,589(12)                  31,741             55,330            (4)
Donald J. Landers (5)                     -                       2,659              2,659            (4)
David L. Mead                         1,000(13)                     600              1,600            (4)
Robert W. Price                      13,945(14)                   5,820             19,765            (4)
Theodore P. Sauber                  129,588(15)                   2,355            131,943           1.24%
Carol A. Schneeberger (5)            21,340(16)                  18,051             39,391            (4)
Paul T. Theisen                      23,625(17)                   9,280             32,905            (4)
Joseph H. Wesel                      37,750(18)                  12,351             50,101            (4)
Thomas J. Wolf                       20,000(19)                   3,510             23,510            (4)
Joseph S. Yazombek (5)               39,489(20)                  33,042             72,531            (4)
All current directors and
   executive officers as
   a group (numbering 17)             737,366(21)                 181,175           918,541            8.49%
---------------------------

(1) Unless otherwise indicated in the footnotes to this table, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share. The mailing address of each of the current executive officers and directors of Peoples is 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738.

(2) The "Percent of Class" computation is based on the sum of (i) 10,647,061 common shares outstanding on February 12, 2007 and (ii) the number of common shares as to which the named individual or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will first become exercisable within 60 days after February 12, 2007.

(3) Includes 2,447 common shares held in an investment account by Carl L. Baker, Jr., as to which Mr. Baker exercises sole voting and investment power. Includes 6,352 common shares held by B & N Coal, Inc., as to which Mr. Baker exercises shared voting and investment power. Also includes 6,943 common shares held by Mr. Baker as Trustee of the Gilbert Baker Trust, as to which Mr. Baker exercises sole voting and investment power and 41,787 common shares held by Mr. Baker as Trustee of the Jewell Baker Trust, as to which Mr. Baker exercises sole voting and investment power. Does not include 257 common shares accrued to Mr. Baker's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (the "Deferred Compensation Plan for Directors"), as to which Mr. Baker has no voting or investment power.

(4) Reflects beneficial ownership of less than 1% of the outstanding common shares.

(5) Executive officer of Peoples during the fiscal year ended December 31, 2006 (the "2006 fiscal year") and named in the Summary Compensation Table. Mark F. Bradley also serves as a director of Peoples.

(6) Does not include 1,453 common shares accrued to Mark F. Bradley's account under the Deferred Compensation Plan for Directors, as to which Mr. Bradley has no voting or investment power. Includes 5,102 common shares allocated to the account of Mr. Bradley in the Retirement Savings Plan, as to which Mr. Bradley has the power to direct the voting and investment.

(7) Includes 7,587 common shares held by George W. Broughton as custodian for his children, as to which Mr. Broughton has sole voting and investment power and claims beneficial ownership. Includes 558 common shares held by Broughton Commercial Properties, LLC, as to which Mr. Broughton exercises sole voting and investment power. Includes 16,287 common shares held by Mr. Broughton as Trustee of the George W. Broughton and Nancy R. Broughton Retained Annuity Trust, as to which Mr. Broughton has shared voting and investment power. Includes 13,374 common shares held in an IRA account by Peoples Bank as custodian, as to which Mr. Broughton exercises sole voting and investment power. Does not include 16,333 common shares held of record and beneficially owned by Mr. Broughton's wife, as to which Mr. Broughton has no voting or investment power and disclaims beneficial ownership. Does not include 1,270 common shares accrued to Mr. Broughton's account under the Deferred Compensation Plan for Directors, as to which Mr. Broughton has no voting or investment power. As of February 12, 2007, 558 common shares held by Broughton Commercial Properties, LLC and 41,815 common shares held by Mr. Broughton had been pledged as security.

(8) Includes 7,020 common shares held in the Frank L. Christy Investment Agency Account and 70,115 common shares held in the Riverbank Restaurants Inc. Agency Account at Peoples Bank, as to which Mr. Christy exercises shared voting and investment power. Also includes 979 common shares held in an investment account by Mr. Christy, as to which Mr. Christy exercises sole voting and investment power. Also includes 3,232 common shares held by Mr. Christy as Co-Trustee of the Helen G. Christy Trust, as to which Mr. Christy exercises shared voting and investment power, and 14,771 common shares held by Mr. Christy as Co-Trustee of the F. Leonard Christy Trust, as to which Mr. Christy exercises shared voting and investment power.

(9) John W. Conlon served as Chief Financial Officer and Treasurer during the 2006 fiscal year. Mr. Conlon retired effective August 1, 2006. Does not include 10 common shares held of record and beneficially owned by Mr. Conlon's wife, as to which Mr. Conlon has no voting or investment powers and disclaims beneficial ownership.

(10) Includes 20,426 common shares held in the Wilford D. Dimit Trust Investment Account at Peoples Bank, as to which Mr. Dimit exercises shared voting or investment power with Peoples Bank. Also includes 28,658 common shares held in the Marjorie E. Dimit Trust Investment Account at Peoples Bank, as to which Wilford D. Dimit exercises shared voting or investment power with Peoples Bank. Does not include 20,405 common shares accrued to Mr. Dimit's account under the Deferred Compensation Plan for Directors, as to which Mr. Dimit has no voting or investment power.

(11) Includes 100 common shares allocated to the account of Richard Ferguson in the Ferguson Consulting, LLC retirement savings plan, as to which Mr. Ferguson has the power to direct the voting and investment. Does not include 1,880 common shares accrued to Mr. Ferguson's account under the Deferred Compensation Plan for Directors, as to which Mr. Ferguson has no voting or investment power.

(12) Includes 6,807 common shares held jointly by Larry E. Holdren with his wife, as to which Mr. Holdren exercises shared voting and investment power. Includes 16,782 common shares allocated to the account of Mr. Holdren in the Retirement Savings Plan, as to which Mr. Holdren has the power to direct the voting and investment.

(13) Includes 1,000 common shares held in an investment account by David L. Mead, as to which Mr. Mead exercises sole voting and investment power. Does not include 475 common shares accrued to Mr. Mead's account under the Deferred Compensation Plan for Directors, as to which Mr. Mead has no voting or investment power.

(14) Includes 10,957 common shares held in the Robert W. Price Investment Account, as to which Mr. Price exercises sole investment and voting power. Does not include 3,844 common shares accrued to Mr. Price's account under the Deferred Compensation Plan for Directors, as to which Mr. Price has no voting or investment power.

(15) Includes 56,173 common shares held in the Carol J. Sauber Trust Account at Peoples Bank, as to which Theodore P. Sauber exercises shared investment and voting power with Peoples Bank. Includes 65,294 common shares held in the Theodore P. Sauber Trust Account at Peoples Bank, as to which Mr. Sauber exercises shared investment and voting power with Peoples Bank. Includes 8,121 common shares held in an IRA account by Peoples Bank as custodian, as to which Mr. Sauber exercises shared investment and voting power with Peoples Bank.

(16) Includes 6,950 common shares held jointly by Carol A. Schneeberger with her husband, as to which Ms. Schneeberger exercises shared voting and investment power. Includes 10,412 common shares allocated to the account of Ms. Schneeberger in the Retirement Savings Plan, as to which Ms. Schneeberger has the power to direct the voting and investment.

(17) Does not include 5,748 common shares accrued to Paul T. Theisen's account under the Deferred Compensation Plan for Directors, as to which Mr. Theisen has no voting or investment power.

(18) Does not include 14,879 common shares held in the Luada Wesel Estate Plan Trust Investment Account at Peoples Bank, as to which: (i) Joseph
         H. Wesel has no voting or investment power and disclaims beneficial ownership and (ii) Peoples Bank shares voting and investment power with Luada Wesel. Does not include 7,845 common shares accrued to Mr. Wesel's account under the Deferred Compensation Plan for Directors, as to which Mr. Wesel has no voting or investment power. Does not include 22,786 common shares in the Joseph and Lu Wesel Grandchildren's Trust, as to which Peoples Bank has sole investment and voting power.

(19) As of February 12, 2007, 20,000 common shares held by Mr. Wolf had been pledged as security.

(20) Includes 25,421 common shares held jointly by Joseph S. Yazombek and his wife, as to which Mr. Yazombek exercises shared voting and investment power. Includes 14,067 common shares allocated to the account of Mr. Yazombek in the Retirement Savings Plan, as to which Mr. Yazombek has the power to direct the voting and investment.

(21) Includes common shares held jointly by current directors and executive officers with other persons, as well as 46,211 common shares allocated to the accounts of all current executive officers of Peoples in the Retirement Savings Plan. See notes (3), (6) through (8) and (10) though
         (20) above.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that Peoples' directors, executive officers and greater-than-10% beneficial owners file reports with the SEC reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Specific due dates have been established by the SEC, and Peoples is required to disclose in this proxy statement any late reports. To Peoples' knowledge, based solely on a review of reports furnished to Peoples and written representations that no other reports were required, during the 2006 fiscal year, all Section 16(a) filing requirements applicable to Peoples' executive officers, directors and greater-than-10% beneficial owners were complied with, except:

     o Carl L. Baker, Jr. filed late one Form 4 reporting the acquisition of common shares by Mr. Baker as Trustee of the Jewell Baker Trust (which occurred on November 14, 2006 and was reported on February 26, 2007).

     o Frank L. Christy filed late one Form 4 reporting the acquisition of common shares, occurring in two separate transactions, by Mr. Christy as Co-Trustee of the Helen G. Christy Trust and the F. Leonard Christy Trust (which occurred on February 1, 2006); the disposition of common shares, occurring in 12 separate transactions, held by Mr. Christy as Co-Trustee of the Helen G. Christy Trust (which occurred from May 17, 2006 to November 29, 2006); and, the receipt of gifts of common shares (which occurred on March 18, 2004 and July 9, 2004), all of which were reported on February 26, 2007.

     o John W. Conlon filed late one Form 4 reporting the disposition of common shares held in the Retirement Savings Plan account of Mr. Conlon's wife (which occurred on February 2, 2006, and was reported on April 11, 2006).

     o Wilford D. Dimit filed late one Form 4 reporting the private purchase of common shares (which occurred on May 13, 2005, and was reported on February 13, 2007).

     o Paul T. Theisen filed late one Form 4 reporting the gift of common shares (which occurred on December 1, 2004, and was reported on February 13, 2007).

     o Thomas J. Wolf filed late one Form 4 reporting the disposition of common shares (which occurred on December 28, 2004, and was reported on February 26, 2007).



                        TRANSACTIONS WITH RELATED PERSONS

         During the 2006 fiscal year, Peoples Bank entered into lending relationships with certain executive officers and directors of Peoples, with members of their immediate families and with corporations or organizations as to which directors of Peoples serve as executive officers or beneficially own more than 10% of the equity securities. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Peoples or Peoples Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features to Peoples or Peoples Bank.

         The above loans were subject to Peoples Bank's written policies, procedures and standard underwriting criteria applicable to loans generally, as well as made in accordance with Federal Reserve Regulation O requiring prior approval of the Board of Directors of Peoples Bank.

         Effective January 1, 2006, David T. Wesel, son of Joseph H. Wesel, director and Chairman of the Board of Peoples, assumed the positions of Executive Vice President of Peoples and of Peoples Bank, as well as President of Peoples Financial Advisors, a division of Peoples Bank. Prior to that time, David T. Wesel had served as Vice President of Peoples Bank and Sales Manager of Peoples Financial Advisors, but was not an executive officer of either Peoples or Peoples Bank. David T. Wesel's annual base salary for the 2006 fiscal year was $150,000. Joseph H. Wesel does not serve as a member of Peoples' Compensation Committee.

         Pursuant to its Policy Manual, familial relationships are reviewed by the Human Resources department to safeguard an employee against direct or indirect influence by an employed relative. Management succession plans, such as above, are reviewed by the Compensation Committee under its written charter, and recommended to Peoples' Board of Directors for approval.



                               PROPOSAL NUMBER 1:
                              ELECTION OF DIRECTORS

         As of the date of this proxy statement, there were 12 members of the Board of Directors - four directors in the class whose terms expire at the Annual Meeting, four in the class whose terms expire in 2008 and four in the class whose terms expire in 2009.

         On September 14, 2006, upon the recommendation of the Governance and Nominating Committee and as permitted by Section 2.02(c) of Peoples' Code of Regulations, the Board of Directors of Peoples increased the number of directors from eleven to twelve and elected David L. Mead to fill the vacancy created by the increase and to serve in the class whose terms expire at the Annual Meeting. Mr. Mead was recommended to the Governance and Nominating Committee by the Leadership Director.

         The Board of Directors proposes that each of the four nominees identified below be re-elected for a new three-year term and until his successor is duly elected and qualified or until his earlier resignation, removal from office or death. The Governance and Nominating Committee recommended each nominee for re-election. The four nominees for election as directors in the class whose terms expire in 2010 receiving the greatest number of votes will be elected. Common shares represented by properly executed and returned proxy cards will be voted as specified or, if no instructions are given, "FOR" the election of the Board of Directors' nominees.

         The following table gives certain information, as of February 12, 2007, concerning each nominee for re-election as a director of Peoples. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

                                               THE BOARD OF DIRECTORS
                                  UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
                                  "FOR" THE ELECTION OF ALL NOMINEES LISTED BELOW.

                                                                                                 Director       Nominee
                                              Position(s) Held with Peoples and Our           Continuously    For Term
          Nominee             Age     Principal Subsidiaries and Principal Occupation(s)         Since       Expiring In
          -------             ---     --------------------------------------------------      ------------   -----------

David L. Mead                 51    Vice President for Business Affairs,  Otterbein  College,      2006          2010
                                    located  in  Westerville,   Ohio  since  September  2006.
                                    Associate   Professor  of  Finance,   Marietta   College,
                                    located in  Marietta,  Ohio from August 2004 to September
                                    2006.  Chief  Financial  Officer and  Treasurer  of First
                                    Place Financial Corp  headquartered in Warren,  Ohio from
                                    December  2002 to June  2004.  Treasurer  of First  Place
                                    Bank from May 2002 to December 2002. (1)

Robert W. Price               43    General  Manager,   Shelly   Materials,   Inc.,   Findlay      2000          2010
                                    District,  a division of The Shelly Company,  since 2002.
                                    The  Shelly  Company  is  an  asphalt  and   construction
                                    materials company headquartered in Thornville,  Ohio, and
                                    a wholly-owned  subsidiary of Oldcastle  Materials Group,
                                    a  division  of CRH,  plc.  Formerly  President  of Smith
                                    Concrete and related companies.

Paul T. Theisen               76    Attorney-At-Law.  Currently  active  as  a  mediator  and      1980          2010
                                    arbitrator.  For  more  than 40  years,  was a  litigator
                                    with  TheisenBrock,  A  Legal  Professional  Association,
                                    Marietta,  Ohio,  and has  been  Of  Counsel  to,  and an
                                    independent  contractor  with, that firm since 1998. Vice
                                    Chairman  of the Board  since June 2005,  and  Leadership
                                    Director since December 2005, of Peoples. (1)

Thomas J. Wolf                60    President of seven  holding  companies  for 13 McDonald's      2004          2010
                                    restaurants  in Kentucky and West  Virginia.  Chairman of
                                    the Board for Fifth  Avenue  Broadcasting  Co.,  Inc.,  a
                                    holding  company for 4 radio stations in Huntington,  WV.
                                    Board member of each of Our Lady of  Bellefonte  Hospital
                                    in Ashland,  Kentucky,  since 2002, the Ashland  Alliance
                                    (chamber  of  commerce  for  Boyd and  Greenup  Counties,
                                    Kentucky),  since 2002, and the Ronald  McDonald House in
                                    Huntington, West Virginia, since 1998.


----------------------------

(1) Also a director of Peoples Bank.


         While it is contemplated that all nominees will stand for re-election, if one or more nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for re-election as a director, the individuals designated as proxies on the proxy card will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors following recommendation by the Governance and Nominating Committee. The Board of Directors knows of no reason why any of the nominees named above would be unavailable or unable to serve if elected to the Board.

         The following table gives certain information, as of February 12, 2007, concerning the current directors who will continue to serve after the Annual Meeting. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.


                                                                                                 Director
                                              Position(s) Held with Peoples and Our            Continuously      Term
            Name              Age      Principal Subsidiaries and Principal Occupation(s)         Since       Expiring In
            ----              ---      --------------------------------------------------         -----       -----------

Carl L. Baker, Jr.            44   President and Chief Executive  Officer,  B & N Coal, Inc.,     2000           2009
                                   a  mining,   reclamation  and   construction   concern  in
                                   southeastern Ohio. Co-Owner of Sharon Stone Company, a
                                   limestone and slag producer in Noble and Washington
                                   Counties, Ohio. Owner of Dexter Hardwoods, Inc., a
                                   hardwood  sawmill located in Noble County,  Ohio.  Partner in  Belpre  Sand  &  Gravel  Company,  a sand  and  gravel operation located in Little Hocking, Washington County,
                                   Ohio, since 2002.

Mark F. Bradley               37   Chief  Executive  Officer since May 2005,  President since     2003           2008
                                   June 2004,  Chief Operating  Officer from July 2003 to May
                                   2005,   Director  since  February  2003,   Executive  Vice
                                   President  and Chief  Integration  Officer  from  February
                                   2001 to July 2003,  and  Controller  from 1997 to 2001, of
                                   Peoples and Peoples Bank.  Chief  Executive  Officer since
                                   May 2005,  President since 2002,  Chief Operating  Officer from 2002 to May 2005, and  Controller  from 1997 to 2001, of Peoples Bank.  Director of Peoples Bancorp  Foundation,
                                   Inc.  since December  2003.  President  since January 2006 and a Director  since  January  2004 of Peoples  Insurance
                                   Agency, Inc. (1)

George W. Broughton           49   President  of GWB  Specialty  Foods,  LLC,  an ice  cream,     1994           2009
                                   frozen food, and coffee service distributor.  President of
                                   Broughton   Commercial   Properties,   LLC,  a  commercial
                                   properties   rental   company.   Chairman   of   Broughton
                                   Foundation,   a  nonprofit  charitable   foundation,   and
                                   Broughton  Park, a park  facility  owned by the  Broughton
                                   Foundation  and made  available  to the public.  President and  Controller of George  Broughton  Family LLP, an asset management  company.  Owner  of  GWB  Oil  & Gas  LLC,  an independent  oil and gas producing  company.  All of these
                                   entities  are  based  in  Marietta,   Ohio.   Director  of
                                   Peoples Bancorp Foundation, Inc. since December 2003.  (1)

Frank L. Christy              59   President  of  Christy  &  Associates,  Inc.,  a  business     1999           2008
                                   development company located in Marietta,  Ohio.  President of Lafayette Center,  Inc., owner and operator of a retail shopping  center located in Marietta,  Ohio,  from January
                                   1988   to   December   2005.    President   of   Riverbank
                                   Restaurants,   Inc.,  owner  and  operator  of  a  lodging
                                   facility  located in Charleston,  West Virginia.  Chairman of Caron Products and Services,  Inc., a manufacturer  and distributor  of chillers  and  incubators  for  scientific work, located in Marietta,  Ohio.  Chairman of Rossi Pasta
                                   Ltd., a manufacturer  and distributor of gourmet pasta and sauce located in Marietta, Ohio.

Wilford D. Dimit           72      President of First  Settlement,  Inc.,  Marietta,  Ohio, a     1993           2009
                                   corporation  operating a retail clothing store for men and women,  a family  shoes  store,  a  cosmetic  studio and a public  alteration  shop from July 1983 to  November  2004 and a restaurant from March 1983 to March 2005. (1)

Richard Ferguson           60      Owner of Ferguson Consulting,  LLC, a Columbus, Ohio based     2004           2009
                                   professional  practice that focuses on business valuations
                                   and  forensic   accounting   services.   Certified  Public
                                   Accountant since 1976 and Certified Valuation Analyst
                                   since 1996.

Theodore P. Sauber         73      Vice  President of T.C.K.S.,  Inc., a holding  company for     2004           2008
                                   McDonald's   restaurants   in  Ohio  and  West   Virginia.
                                   Retired Trustee of Rio Grande University.  A member of the
                                   Ohio  University  Trustees  Academy.  A member of  Service
                                   Corps of  Retired  Executives  (SCORE)  of Athens  (Ohio).
                                   Past  chairman of the Athens  (Ohio)  Chamber of Commerce.
                                   Director  of  Peoples  Bancorp   Foundation,   Inc.  since
                                   December 2003. (1)

Joseph H. Wesel               77   President of W.D.A., Inc.,  Marietta,  Ohio, a real estate     1980           2008
                                   holding company.  Chairman and Chief Executive  Officer of
                                   Marietta Automotive Warehouse, Inc., Marietta, Ohio, an
                                   automotive parts wholesaler, from 1978 until December
                                   2006. Chairman of the Board from 1991 until July 2002 and
                                   since June 2005, Leadership Director from July 2003 to
                                   December 2005 and Vice Chairman of the Board from July
                                   2003 to June 2005, of Peoples. (1)
----------------------------

(1) Also a director of Peoples Bank.


         Other than the father-son relationship between Joseph H. Wesel, a director of Peoples, and David T. Wesel, an executive officer of Peoples, there are no family relationships among any of the directors, nominees for election as directors and executive officers of Peoples.

         Please see Peoples' Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2006 for information on Peoples' executive officers.



                           THE BOARD OF DIRECTORS AND
                             COMMITTEES OF THE BOARD

Independence of Directors
-------------------------
         The rules of the NASDAQ Global Select Market (the "NASDAQ Rules") require that a majority of Peoples' Board of Directors be independent directors. The definition of an independent director for purposes of the NASDAQ Rules includes a series of objective criteria, which Peoples has used in determining whether the member of the Peoples Board of Directors are independent. In addition, a member of Peoples' Audit Committee will not be considered to be independent under the applicable NASDAQ Rules if he or she (i) does not satisfy the independence standards in Rule 10A-3 under the Exchange Act or (ii) has participated in the preparation of the financial statements of Peoples or any of Peoples' current subsidiaries at any time during the past three years.

         As required by the NASDAQ Rules, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with such individual's exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board of Directors has reviewed, considered and discussed each director's business and personal relationships, both direct and indirect, with Peoples and our subsidiaries and the compensation and other payments each director and such director's immediate family members have, both directly and indirectly, received from or made to Peoples and our subsidiaries and presently expect to receive from or make to Peoples and our subsidiaries. Based on that review, consideration and discussion, the Board of Directors has determined that at least a majority of its members qualify as independent directors. The Board of Directors has determined that each of the following directors has no financial or personal ties, either directly or indirectly, with Peoples or our subsidiaries (other than compensation received in the individual's capacity as a director of Peoples and our subsidiaries, non-preferential banking relationships in the ordinary course of business with Peoples Bank and ownership of common shares of Peoples as described in this proxy statement) and thus qualifies as independent: Carl L. Baker, Jr.; George
W. Broughton; Frank L. Christy; Richard Ferguson; David L. Mead; Robert W. Price; Theodore P. Sauber; Paul T. Theisen; and Thomas J. Wolf.

         While Paul T. Theisen is Of Counsel to, and an independent contractor with, the law firm of TheisenBrock, Mr. Theisen has not been a partner, controlling shareholder or executive officer or otherwise been related to or held any interest in TheisenBrock, other than as Of Counsel and an independent contractor (and has not individually performed services for Peoples or any of our subsidiaries), since 1998.

         Mark F. Bradley does not qualify as an independent director because he currently serves as an executive officer of Peoples.

         On January 26, 2005, Peoples Bank purchased real estate and the building located on it from First Settlement, Inc., a corporation as to which Wilford D. Dimit, a director of Peoples, is the President and a controlling shareholder. The real estate is contiguous to the main office of Peoples Bank in Marietta, Ohio. The purchase price for the real estate and building of $400,000 was determined through an arm's length negotiation and was acquired to add office space necessary for growth of Peoples' operations. The $400,000 purchase price for the real estate and building represented more than 5% of the consolidated gross revenues of First Settlement, Inc. for the fiscal year completed prior to the transactions and more than 5% of its consolidated gross revenues for the year in which the transaction occurred. From January 26, 2005 through March 31, 2005, Peoples Bank leased to First Settlement, Inc. space within the building on the first floor on a month-to-month basis for purposes of continued operation of a restaurant. These lease payments were in the aggregate amount of $2,000. Mr. Dimit sold the restaurant operations in April 2005. These transactions were pre-approved by the Board of Directors of Peoples Bank and have been approved by the Audit Committee of the Board of Directors of Peoples.

         The Board of Directors has determined that Wilford D. Dimit does not qualify as an independent director under applicable NASDAQ Rules due to the transaction between Peoples Bank and First Settlement, Inc. described above and will not qualify as an independent director under applicable NASDAQ Rules until 2009. The Board of Directors has determined, however, that those transactions do not disqualify Mr. Dimit from being independent for purposes of Rule 10A-3 under the Exchange Act. It was announced at the December 14, 2006 Board of Directors meeting that Mr. Dimit had resigned as a member of the Audit Committee and announced at the February 8, 2007 Board of Directors meeting that Mr. Dimit had resigned as a member of the Governance and Nominating Committee effective January 25, 2007. Mr. Dimit's Committee seats will remain vacant until 2009, after the period of time during which applicable NASDAQ Rules prohibit his independence has expired.

         On September 14, 2005, the Board of Directors appointed David T. Wesel as an executive officer of Peoples and of Peoples Bank, effective January 1, 2006. Joseph H. Wesel is the father of David T. Wesel. The Board of Directors has determined that due to his relationship to David T. Wesel, Joseph H. Wesel no longer qualifies as an independent director either under the applicable NASDAQ Rules or for purposes of Rule 16b-3 under the Exchange Act or Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), each of which applies to directors serving on the Compensation Committee. However, the Board of Directors has determined that Joseph T. Wesel qualified as an independent director prior to January 1, 2006, the date his son became an executive officer of Peoples and Peoples Bank.

Leadership Director and Executive Sessions
------------------------------------------
         The directors elect a Leadership Director who is responsible for providing a bridge between the independent directors and Peoples' management. The Leadership Director presides at all executive sessions of the independent directors (without management present). The Leadership Director also serves as the Chairman of the Governance and Nominating Committee of the Board of Directors. Paul T. Theisen has served as the Leadership Director since December 8, 2005. In accordance with applicable NASDAQ Rules, the independent directors were given the opportunity to meet in executive session at the end of each Board of Directors meeting and at such other times as the independent directors deemed necessary.

Meetings of the Board and Attendance at Annual Meetings of Shareholders
-----------------------------------------------------------------------
         The Board of Directors held a total of 12 meetings during the 2006 fiscal year. Each incumbent director attended 88% or more of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served, in each case during his period of service, other than Robert W. Price, who attended 74% of such meetings.

         Peoples encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the then incumbent directors and director nominees, who were also directors at the time, attended Peoples' last annual meeting of shareholders held on April 13, 2006.

Committees of the Board
-----------------------
         The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, and the Governance and Nominating Committee.


AUDIT COMMITTEE

         The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and conducts its business pursuant to a written charter adopted by the Board of Directors. A current copy of the charter of the Audit Committee is posted on the "Corporate Governance & Ethics" page of Peoples' website at www.peoplesbancorp.com. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board of Directors for approval. The Audit Committee is responsible for:

     o    overseeing  the  accounting  and  financial   reporting  processes  of
          Peoples;
     o overseeing the audits of the consolidated financial statements of Peoples;
     o appointing, compensating and overseeing the work of the independent registered public accounting firm employed by Peoples for the purpose of preparing or issuing an audit report or performing related work;

     o    pre-approving  all  audit  and  non-audit  services  provided  by  the
          independent   registered   public   accounting  firm;

     o    establishing  procedures  for the receipt,  retention and treatment of
          complaints   received  by  Peoples  regarding   accounting,   internal
          accounting controls or auditing matters;

     o    assisting the Board of Directors in the oversight of:

          o the performance of Peoples' internal auditors and independent registered public accounting firm,
          o the independent registered public accounting firm's qualifications and independence; and
          o Peoples' compliance with ethics policies and legal and regulatory requirements.
     o other responsibilities as may be delegated to the Audit Committee by the full Board of Directors.

                  The Audit Committee held five meetings during the 2006 fiscal year. The Audit Committee's report relating to the 2006 fiscal year appears beginning on page 37.

                  The members of the Audit Committee are: Richard Ferguson (Chairman); Carl L. Baker, Jr.; George W. Broughton; Theodore P. Sauber; and Thomas J. Wolf, and each served on the Audit Committee throughout the entire 2006 fiscal year. Each member of the Audit Committee qualifies as an independent director for purposes of Rule 10A-3 under the Exchange Act and under the applicable NASDAQ Rules. Wilford D. Dimit served on the Audit Committee until December 14, 2006. Mr. Dimit had served on the Audit Committee pursuant to a provision in the applicable NASDAQ Rules which permit, under exceptional and limited circumstances, one member of the Audit Committee to be a director who does not meet the independence requirements of the applicable NASDAQ Rules, if
(i) that director meets the criteria of Rule 10A-3 under the Exchange Act and is not a current officer or employee of Peoples or any of our subsidiaries (or a family member of such an officer or employee) and (ii) the Board of Directors has determined that such director's committee membership is required by the best interests of Peoples and its shareholders. The Board of Directors made this determination with regard to Mr. Dimit due to his experience as Chairman of the Audit Committee from April 1997 to 2005 and a member of the Audit Committee since January 1993 during which time he had been instrumental to the conduct of the business of the Audit Committee. A member of the Audit Committee appointed under this exception may not serve longer than two years. Consequently, Mr. Dimit's Committee seat will remain vacant until 2009, at which time Mr. Dimit will no longer be disqualified as an independent director under the applicable NASDAQ Rules due to the transactions described in "Independence of Directors," and it is expected that Mr. Dimit will be re-appointed to the Audit Committee. As of April 13, 2006, Frank L. Christy no longer serves as a member of the Audit Committee in order that he may focus his efforts on his role as Chairman of the Compensation Committee.

         The Board of Directors has concluded that each member of the Audit Committee is capable of (i) understanding accounting principles generally accepted in the United States ("US GAAP") and financial statements, (ii) assessing the general application of US GAAP in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating Peoples' consolidated financial statements, (iv) understanding internal control over financial reporting, and (v) understanding audit committee functions, all of which are attributes of an "audit committee financial expert" under the SEC's rules. Based upon his background, knowledge, qualifications, experience and profession, the Board of Directors has determined that Richard Ferguson qualifies as an "audit committee financial expert" under the SEC's rules, and as "financially sophisticated" for purposes of the applicable NASDAQ Rules.


COMPENSATION COMMITTEE

         The Compensation Committee is comprised of six directors who qualify as "independent directors" under the applicable NASDAQ Rules; "outside directors" under Section 162(m) of the Internal Revenue Code; and "non-employee directors" under Rule 16b-3 under the Exchange Act. The members of the Compensation Committee are: Frank L. Christy (Chairman of the Compensation Committee); Carl
L. Baker, Jr.; George W. Broughton; David L. Mead (appointed to the Compensation Committee on October 12, 2006); Robert W. Price; and Paul T. Theisen.

         The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A current copy of the charter of the Compensation Committee is posted on the "Corporate Governance and Code of Ethics" page of Peoples' website at www.peoplesbancorp.com. The Compensation Committee periodically reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board of Directors for approval.

         The Compensation Committee held 10 meetings during 2006. The agenda for the meetings of the Compensation Committee is determined by its Chairperson with the assistance of Peoples' Executive Vice President, Operations who also serves as the Secretary of the Compensation Committee. During the 2006 year, the Compensation Committee reviewed and approved on behalf of the Board of Directors, management recommendations regarding all forms of compensation provided to the executive officers and directors of Peoples and its subsidiaries. Additionally, the Compensation Committee reviewed and approved all equity-based compensation, cash incentives, perquisites, employee benefits, salary programs, and human resources policies and procedures for employees of Peoples and its subsidiaries. The Compensation Committee also reviewed and approved the 2006 goals and objectives relevant to the compensation of Peoples' named executive officers. The Compensation Committee evaluated the named executive officers' (as found in the Summary Compensation Table on page 26) performance in light of those goals and objectives and determined the compensation earned by each executive officer based on that evaluation. Leadership and management succession plans were also reviewed and discussed during 2006.

         The purpose of the Compensation Committee is to review and approve, on behalf of the Board of Directors, management recommendations regarding all forms of compensation, including equity-based compensation, to be provided to the executive officers and directors of Peoples and subsidiaries and all bonus and equity-based compensation, incentives, perquisites, employee benefits, salary programs and human resources policies and procedures for employees of Peoples and our subsidiaries. The Compensation Committee is responsible for reviewing and approving goals and objectives relevant to the compensation of Peoples' executive officers and other officers designated by the Board of Directors, evaluating such officers' performance in light of those goals and objectives and determining compensation based on that evaluation. The Compensation Committee administers Peoples' Amended and Restated 1993 Stock Option Plan (the "1993 Plan"), 1995 Stock Option Plan (the "1995 Plan"), 1998 Stock Option Plan (the "1998 Plan"), 2002 Stock Option Plan (the "2002 Plan") and 2006 Equity Plan (the "2006 Plan"); and any other plans requiring Compensation Committee administration and approves awards as required to comply with applicable securities and tax laws. The Compensation Committee will undertake such other responsibilities as the full Board of Directors may prescribe.

         The Compensation Discussion and Analysis regarding executive compensation appears beginning on page 18, and the Compensation Committee's report appears beginning on page 25.


EXECUTIVE COMMITTEE

         The Executive Committee is comprised of five directors: Mark F. Bradley (Chairman); Wilford D. Dimit; Robert W. Price; Paul T. Theisen; and Joseph H. Wesel. The Executive Committee is authorized to act in the intervals between meetings of the directors on matters delegated to the Executive Committee by the full Board of Directors. There were two meetings of the Executive Committee during the 2006 fiscal year.


GOVERNANCE AND NOMINATING COMMITTEE

         The members of the Governance and Nominating Committee are: Paul T. Theisen (Chairman); George W. Broughton; and Robert W. Price. Wilford D. Dimit was also a member of the Governance and Nominating Committee until his resignation from that Committee effective January 25, 2007. Messrs. Broughton, Dimit, Price and Theisen served on the Governance and Nominating Committee throughout the entire 2006 fiscal year. The Board of Directors has determined that each of the members of the Governance and Nominating Committee qualifies as an independent director under applicable NASDAQ Rules. Mr. Dimit had served on the Governance and Nominating Committee pursuant to a provision in the applicable NASDAQ Rules which permit, under exceptional and limited circumstances, one member of the Governance and Nominating Committee to be a director who does not meet the independence requirements of the applicable NASDAQ Rules if (i) that director is not a current officer or employee of Peoples or any of our subsidiaries (or a family member of such an officer or employee) and (ii) the Board of Directors has determined that such director's committee membership is required by the best interests of Peoples and its shareholders. The Board of Directors made such a determination with regard to Mr. Dimit due to his experience as a member of the Executive Committee since 2004 and a member of the Governance and Nominating Committee since its inception in 2003. A member of the Governance and Nominating Committee appointed under this exception may not serve longer than two years. Consequently, Mr. Dimit's committee seat will remain vacant until 2009, at which time Mr. Dimit will no longer be disqualified as an independent director under the applicable NASDAQ Rules due to the transactions described in "Independence of Directors" and it is expected that Mr. Dimit will be re-appointed to the Governance and Nominating Committee.

         The Governance and Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. The purposes of the Governance and Nominating Committee are:

     o to identify qualified candidates for election, nomination or appointment to the Board of Directors and recommend to the full Board a slate of director nominees for each annual meeting of the shareholders of Peoples or as vacancies occur;
     o to make recommendations to the full Board of Directors and the Chairman of the Board regarding assignment and rotation of members and chairs of committees of the Board;
     o to oversee matters of corporate governance, including an evaluation of Board performance and processes;
     o to review with the Chairman of the Board, or another director designated by the full Board, issues involving potential conflicts of interest and/or any change of status of directors pursuant to applicable law and the applicable provisions of Peoples' Code of Ethics for Directors, Officers and Employees or Peoples' Code of Regulations;
     o to recommend the number of individuals to serve on the Board of Directors;
     o to periodically review Peoples' Code of Ethics for Directors, Officers and Employees and recommend to the full Board changes thereto, as necessary; and
     o to undertake such other responsibilities as may be referred to the Governance and Nominating Committee by the full Board of Directors or the Chairman of the Board.

         The charter of the Governance and Nominating Committee is posted on the "Corporate Governance & Ethics" page of Peoples' website at www.peoplesbancorp.com. The Governance and Nominating Committee periodically reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board of Directors for approval. The Governance and Nominating Committee held three meetings during the 2006 fiscal year.

                              NOMINATING PROCEDURES

         As described above, Peoples has a standing Governance and Nominating Committee that has the responsibility to identify and recommend to the full Board individuals qualified to become directors. Each candidate must satisfy the eligibility requirements set forth in Peoples' Code of Regulations. To be eligible for election as a director, an individual must be a shareholder of Peoples. In addition, the individual must either (i) serve as chief executive officer or in another position of active leadership with a business or professional interest located within the geographic area served by Peoples and our subsidiaries or (ii) serve as an executive officer of Peoples or one of Peoples' subsidiaries. However, the qualification in the preceding sentence does not apply to individuals elected as initial directors of Peoples in 1980. An individual will not be eligible for nomination and re-election as a director after five years has passed since the individual ceased to hold the executive or leadership position satisfying the eligibility requirement. This five-year limitation does not apply, however, to an individual who retires from service as the Chairman of the Board or the Chief Executive Officer of Peoples.

         When considering potential candidates for the Board of Directors, the Governance and Nominating Committee strives to assure that the composition of the Board, as well as its practices and operation, contribute to value creation and to the effective representation of Peoples' shareholders. The Governance and Nominating Committee may consider those factors it deems appropriate in evaluating director candidates, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to Peoples, experience and skill relative to other Board members and specialized knowledge or experience. Depending upon the current needs of the Board of Directors, certain factors may be weighed more or less heavily by the Governance and Nominating Committee.

         In considering candidates for the Board of Directors, the Governance and Nominating Committee evaluates the entirety of each candidate's credentials and, other than the eligibility requirements set forth in Peoples' Code of Regulations, does not have any specific minimum qualifications that must be met by a Governance and Nominating Committee-recommended nominee. However, the Governance and Nominating Committee does believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director.

         The Governance and Nominating Committee considers candidates for the Board of Directors from any reasonable source, including shareholder recommendations. The Governance and Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating director candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms.

         Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Corporate Secretary of Peoples at Peoples' executive offices in Marietta, Ohio, giving the candidate's name, age, business address, residence address, principal occupation or employment and number of common shares beneficially owned. The recommendation should also describe the qualifications, attributes, skills or other qualities of the recommended director candidate. A written statement from the candidate consenting to be named as a director candidate and, if nominated and elected, to serve as a director should accompany any such recommendation.

         Shareholders who wish to nominate an individual for election as a director at an annual meeting of the shareholders of Peoples must comply with Peoples' Code of Regulations regarding shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to the Corporate Secretary of Peoples not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days' notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Corporate Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Nominations for the Annual Meeting must be received by March 28, 2007. Each nomination must contain the following information to the extent known by the nominating shareholder:

     o the name, age, business address and residence address of each proposed nominee;
     o    the principal occupation or employment of each proposed nominee;
     o the number of common shares beneficially owned by each proposed nominee and by the nominating shareholder; and
     o any other information required to be disclosed with respect to a nominee for election as a director under the SEC's proxy rules.

         Each nomination must be accompanied by the written consent of the proposed nominee to serve as a director of Peoples if elected. Nominations not made in accordance with the above requirements and Peoples' Code of Regulations will not be considered.



             SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Although Peoples has not to date developed formal processes by which shareholders may communicate directly with directors, it believes that the informal process, in which any communication sent to the Board of Directors either generally or in care of the Chief Executive Officer, the Corporate Secretary or another corporate officer is forwarded to all members of the Board or specified individual directors, if applicable, has served the needs of the Board and Peoples' shareholders. There is no screening process, and all shareholder communications that are received by officers for the attention of the Board of Directors are forwarded to the members of the Board.

         Having found no problems with shareholder communications to directors under the existing process, the Governance and Nominating Committee has not found it necessary to develop more specific procedures. Until other procedures are developed and posted on the "Corporate Governance & Ethics" page of Peoples' website at www.peoplesbancorp.com, any communication to the Board of Directors or to individual directors may be mailed to the Board or one or more individual directors, in care of Peoples' Corporate Secretary, at Peoples' headquarters in Marietta, Ohio. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication," as appropriate. In addition, shareholders may utilize Peoples' website to communicate with the Board or individual directors. Correspondence through the "Investor Relations - Shareholder Contacts" page of the website is also directed to the Corporate Secretary. All such communications, whether via mail or the website, must identify the author as a shareholder of Peoples and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors. The Corporate Secretary will make copies of all such communications and circulate them to the appropriate director or directors without any screening.

                             EXECUTIVE COMPENSATION:
                      COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program
--------------------------------
         The Compensation Committee (for the purpose of this discussion and analysis, the "Committee") of the Board of Directors has responsibility for establishing, implementing, and continually monitoring adherence with Peoples' compensation philosophy. The Committee ensures that the total compensation paid during 2006 to the President and Chief Executive Officer, and Chief Financial Officer and Treasurer, and the other individuals included in the Summary Compensation Table on page 26 (referred to as the "named executive officers"), is reasonable, competitive and aligned with the best interests of the shareholders.

Compensation Philosophy and Objectives
--------------------------------------
         The compensation philosophy of the Committee is to allow for the proper management and oversight of compensation for Peoples' officers and employees, especially for the purposes of retaining, recruiting, and developing talented financial services personnel and management. The intent is to award increases in base salary and grant incentive awards based on the individual's contribution to the overall improved performance of Peoples.

         While the Committee oversees the compensation of all officers and employees, a primary focus of the Committee is the compensation for Peoples' executive and senior officers. The intent is to reward all employees for continuous improvement and industry leading best practices, but specifically, to set up compensation plans for executives and senior officers to reward those employees for enhancing shareholder value. The compensation philosophy covers the direct forms of compensation including base salary, annual cash incentives and any form of equity-based compensation. The compensation philosophy statement is a tool that the Board of Directors and management use to ensure that compensation programs are developed that are both competitive with respect to officer compensation and reasonable within the marketplace.

     o Base Salary: Base salaries are to be competitive to the market median. Based upon individual circumstances, actual base salary levels may be higher or lower than the market median.
     o Total Cash Compensation: Total cash compensation is base salary plus an annual cash incentive. The objective is that total cash compensation will be consistent with the market median for results that are in line with the general market for financial services providers, and targeted at the 75th percentile or higher for superior performance by Peoples.
     o Total Direct Compensation: Peoples utilizes long-term equity-based incentives for compensation purposes, typically in the form of equity-based awards for executives and senior officers in leadership capacities or other key positions. The objective is to grant equity-based awards only after performance goals have been achieved, and then, there is additional time-based vesting of the awards to enhance employee retention. Total direct compensation is total cash compensation plus equity-based awards. The goal for total direct compensation is that the annualized total direct compensation will be at the market median for performance consistent with the financial services market, and targeted at the 75th percentile or higher for superior performance by Peoples.

Role of Executive Officers in Compensation Decisions
----------------------------------------------------
         The Committee makes all compensation decisions related to the named executive officers of Peoples and approves equity-based award grants for the non-employee directors. Annually, the President and Chief Executive Officer reviews with the Committee the performance of the executive officers (which includes all actively-employed named executive officers), excluding himself. The conclusions reached and the recommendations based on these performance reviews, including salary adjustments, annual cash incentive payments, and equity-based awards are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to the named executive officers. Additionally, the Committee seeks input from the Board of Directors regarding the performance of the President and Chief Executive Officer and determines the base salary adjustment, annual cash incentive payment and equity-based awards for the President and Chief Executive Officer.

Setting Executive Compensation
------------------------------
         In order to ensure that Peoples provides total compensation that is competitive with its geographic peers and the financial services industry in general, from time to time, the Committee has used the services of Clark Consulting, Inc. ("Clark Consulting"), a compensation and benefits consultant serving the banking industry. The Committee has the sole authority to engage the services of any consultant or advisor and to approve the payment of their fees.

         The Committee has identified a group of 14 peer financial institution holding companies based on market capitalization, geographic location, performance, and similarity in lines of business for the purpose of comparing Peoples' compensation programs. With the assistance of Clark Consulting, the Committee chose a peer group which is comprised of publicly-traded financial institution holding companies with total asset sizes ranging from $1.1 billion to $5.4 billion and located in similar markets and/or geographic areas to Peoples in the states of Ohio, West Virginia, Pennsylvania, Kentucky, and New York. The peer group, with each corporation's trading symbol, consisted of Camco Financial Corp. (CAFI); Oak Hill Financial Inc. (OAKF); S.Y. Bancorp, Inc.
(SYBT); First Defiance Financial Corp. (FDEF); Farmers Capital Bank Corp.
(FFKT); Tompkins Trustco, Inc. (TMP); City Holding Company (CHCO); United Community Financial Corp. (UCFC); First Place Financial Corp. (FPFC); Republic Bancorp, Inc. (RBCAA); Community Trust Bancorp, Inc. (CTBI); Park National Corporation (PRK); S&T Bancorp, Inc. (STBA); and WesBanco Inc. (WSBC). This 14 member group will be referred to in this discussion and analysis as the "Peer Group".

          The Committee has determined that base salaries for the executive officers should be competitive with the market median of the Peer Group. Depending on individual performance and overall contribution to Peoples' performance, the actual base salary for a particular executive officer may be higher or lower than the market median. Individual executive officer salary increases are reviewed annually by the Committee and are based on Peoples' overall performance and the executive officer's attainment of specific individual business objectives during the preceding year.

2006 Executive Compensation Components
--------------------------------------
         For 2006, the principal components of compensation for the named executive officers were:

     o  Base salary;
     o  Annual cash incentive;
     o Long-term equity-based incentive compensation; |X| Retirement and other benefits; and
     o  Perquisites and other personal benefits.

BASE SALARY

         The Committee has determined that base salaries for the executive officers should be competitive with the market median. Depending on individual job performance, the actual base salary for a particular named executive officer may be higher or lower than the market median (typically in the range of the 40th to 60th percentile). Individual executive officer salary increases are reviewed annually by the Committee and are based on the individual's overall contribution to Peoples' performance. Likewise, the executive officer's attainment of specific individual business objectives during the preceding year is also a factor in any salary adjustment. Executive officers' base salaries are determined by the Committee after evaluating the most recent comparative Peer Group data supplied by Clark Consulting, with adjustments for individual performance.

         Individual executive officer salary adjustments are reviewed annually by the Committee and are based on Peoples' overall corporate performance in addition to each executive officer's attainment of specific individual business objectives during the preceding year. Specific individual business objectives for 2006 were established for each executive officer and were reviewed and approved by the Committee on May 11, 2006 consistent with the overall corporate goals approved by the Board of Directors on March 9, 2006. These objectives are quantitative in nature, such as sales and revenue goals and cost containment; and also qualitative in nature, such as the development and retention of key staff, assessment and development of quality products and services, and management effectiveness. These objectives are designed to promote the long-term interests of Peoples' shareholders.

          In the opinion of the Committee, all of the aforementioned 2006 goals established for the executive officers promote long-term shareholder value.

          In January 2007, the Committee reviewed the overall job performance of each executive officer relative to the accomplishment of the aforementioned goals and determined whether an adjustment in base salary was appropriate as well as the amount of any such adjustment. The Committee believes the changes were not material, with adjustments to each individual's previous base salary ranging from no increase to a 5% increase. The annual base salaries for 2007 approved by the Committee are as follows: Mr. Bradley - $255,000; Mr. Landers - $177,503; Mr. Yazombek - $206,012; Ms. Schneeberger - $169,002; and Mr. Holdren
- $162,080. Mr. Landers previously received an annual base salary adjustment to $172,500 on August 1, 2006, when he was named Chief Financial Officer and Treasurer of Peoples.


ANNUAL CASH INCENTIVES

         Executive officers are eligible to earn an annual cash incentive under the Incentive Award Plan. The Incentive Award Plan was developed to recognize performance by providing increasing percentages of cash awards for increasing levels of performance and, conversely, to not pay if performance goals are not met. There are three possible levels of incentive awards: threshold, target and maximum (or exceeds). The target incentive award reflects the expected results for the year and should result in total cash compensation (base salary and annul cash incentive) at the market median for performance consistent with the Peer Group. If exceptional performance is achieved, the maximum level is paid and should result in total cash compensation at the 75th percentile or higher relative to the Peer Group.

         On March 9, 2006, the Committee established the corporate cash incentive matrix, for 2006, comprised of three financial components: (i) Earnings Per Share; (ii) Return On Average Equity; and (iii) Efficiency Ratio. These financial measurements were selected because the Committee believes the measurements demonstrate the overall operating performance of Peoples and are widely recognized as industry benchmarks for operating performance. The weightings applied to the Earnings Per Share and Return On Average Equity components were 45% each and the Efficiency Ratio was weighted at 10%. The weightings were determined based on their respective impact on long-term shareholder value.

         The Board of Directors set the financial goals for 2006 as shown in the table below.

                        Weighting  Threshold  Target   Maximum
                        ---------  ---------  -------  -------
Earnings Per Share         45%       $1.95    $2.10     $2.25
                        ---------  ---------  -------  -------
Return on Equity           45%      11.10%    11.90%   12.75%
                        ---------  ---------  -------  -------
Efficiency Ratio           10%      59.00%    56.61%   55.63%
                        ---------  ---------  -------  -------

         If the target performance goals were achieved, Mr. Bradley had the potential to earn a payout of up to 50% of his annual base salary; whereas, the other executive officers had the potential to earn a payout up to 35% of his or her annual base salary. However, if the financial performance was at threshold or lower, there would have been no payout from corporate results, although each executive officer might still be eligible for an incentive payout based on his or her individual performance at the discretion of the Committee. Payout to the named executive officers for achieving threshold performance or below in any given corporate or individual performance measure is 0% for the given performance measure.

         Annual performance goals for Mr. Bradley, in his capacity as President and Chief Executive Officer, were directly related to the above-mentioned financial performance measurements, all of which are quantitative in nature. Mr. Bradley's measurements included the evaluation of his effectiveness in strategic thinking and implementation of long-range plans, identification of key management personnel, and other leadership-based factors designed to promote shareholder value. The annual cash incentive was weighted 90% for attainment of these financial components and 10% for individual performance, as determined by the Committee with input from the entire Board of Directors. The maximum cash payout Mr. Bradley could receive is 100% of his annual base salary, based on maximum corporate performance goals established by the Committee for 2006.

         In addition to corporate performance goals, which were the same as Mr. Bradley's, annual individual performance goals were also established for each other executive officer, the nature of which differed depending upon the officer's job responsibilities. Goals were both quantitative in nature, such as sales and revenue goals and cost containment; and also qualitative in nature, such as the development and retention of key staff, assessment and development of quality products and services, and management effectiveness. Annual cash incentives for these other executive officers were weighted 75% to 90% for the attainment of the previously-mentioned corporate financial components and the remaining 10% to 25% based on the attainment of specific individual goals. The maximum cash payout, which these individuals could have received, was 70% of their respective annual base salaries, based on the maximum corporate performance goals established by the Committee for 2006.

         The Committee also has in place absolute minimum, which was defined in 2006 as 85% of Peoples' threshold earnings per share goal of $1.95. If Peoples did not achieve absolute minimum earnings per share, each executive officer would not have been eligible for a year-end cash incentive payout, based on the financial components although the Committee could have considered granting individual cash incentives and long-term equity-based incentive awards if the executive officer's individual contribution warranted such payment. If Peoples' financial results were between absolute minimum and threshold, then no incentives would have been earned from corporate results but each executive officer would have been eligible to earn cash incentives and long-term equity incentives based on individual contribution to enhanced shareholder value.

         The Committee retains the right to exercise discretion in the awarding of cash incentives absent the attainment of performance goals, or to increase or reduce the size of the payout of cash incentives under the Incentive Plan Award. The Committee did not exercise this right for cash incentives earned by the named executive officers for 2006 performance.

         Payout percentages for the various levels of performance are reviewed by the Committee on an annual basis and generally do not change from year to year. Corporate performance goals are approved on an annual basis by the Board of Directors.

         At the end of each year, the extent to which the financial components of Peoples' financial performance goals and the individual performance goals are actually achieved is measured. If all target goals are satisfied, the executive officer receives a target cash incentive amount. To the extent goals are partially met, then only that portion as expressed in the cash incentive matrix is paid. If the target goals are exceeded, a higher portion of the cash incentive matrix is paid up to the maximum established amount. Annual cash incentive payments were made to the executive officers in accordance with the pre-established cash incentive matrix.

         Executive officers are required to defer 25% of any annual cash incentives earned into a non-qualified deferred compensation plan. The deferral period is three years. They also have the option to defer any remaining incentive compensation to be paid to them as well as further defer the mandatory amount after the original three-year period has lapsed until they reach retirement age or until their employment with Peoples is terminated. The amount an executive officer elects to be voluntarily deferred is chosen by the executive officer prior to the beginning of the calendar year in which the cash incentive compensation is earned. Interest on the deferred compensation is accrued at a rate equal to 50% of Peoples' Return on Average Equity achieved during each calendar year throughout the deferral period. This is another way in which Peoples links the long-term economic interests of the named executive officers with those of the shareholders. Once the mandatory deferral period has lapsed, executive officers may either take a cash distribution or roll it into a voluntary non-qualified deferred compensation plan, based on an election made prior to the year the incentive was earned, until they reach retirement or their employment is terminated.


LONG-TERM EQUITY-BASED INCENTIVE COMPENSATION

         Executive officers are also eligible to earn long-term equity-based incentives under Peoples' equity-based compensation plans. Like the Incentive Award Plan (annual cash incentive plan), Peoples' equity-based plans were designed to provide increasing award values for increasing levels of performance, and conversely, to not pay if performance goals are not met. There are three possible levels of incentive awards: threshold, target and maximum (or exceeds). The target incentive award reflects the expected results for the year and should result in total direct compensation (total cash compensation and equity-based awards) at the market median for performance consistent with the Peer Group. If exceptional performance is achieved, the maximum level is paid and should result in total cash compensation at the 75th percentile or higher relative to the Peer Group. Awards are granted on an annual basis, if earned, and require a time-based vesting period, which serves to focus the executives on Peoples' long-term performance improvement and increased shareholder value.

         The Committee used Clark Consulting to review the competitiveness of Peoples' equity-based compensation plans. As a result of that review, the Committee designed the 2006 Equity Plan in order to provide new, competitive incentive compensation opportunities compared to the Peer Group. The 2006 Equity Plan allows different forms of long-term equity-based awards to be granted for compensation purposes, including restricted stock and stock appreciation rights to be settled in common shares. The objective is to grant equity-based awards only after pre-established performance goals are achieved. To enhance retention of the named executive officers and to ensure current and subsequent business decisions are aligned with the long-term interests of the shareholders, a three-year vesting requirement must be met.

         Previous equity plans provided for stock options as the single form of equity-based award available for grant. The 2006 Equity Plan prohibited the grant of any awards from predecessor plans on or after the date the 2006 Equity Plan was approved. The new equity design should strengthen Peoples' ability to attract, develop, and retain talent. Likewise, it should also promote closer alignment with the long-term performance goals of Peoples and the long-term interests of the shareholders.

         On February 9, 2006, the Committee approved the grant of stock option awards to the named executive officers under the 2002 Stock Option Plan. Award values were calculated as a percentage of salary earned based on 2005 corporate and individual results using the closing price of Peoples' common shares on the date of grant, which was also the approval date. Results were measured against corporate and individual performance goals approved by the Committee for 2005 to determine the payout percentages. 100% of each named executive officer's award is exercisable upon the third anniversary of the date of grant. The option date terminates 10 years from the date of grant. The Committee has the authority to accelerate the vesting of the stock option grants when such action would be in the best interest of Peoples.

         At the April 13, 2006 Annual Meeting of Shareholders, the 2006 Equity Plan was approved by the shareholders of Peoples.

         To determine the competitiveness of equity-based award grants, the Committee has established a goal for total direct compensation, which is the total cash compensation and equity-based awards, to be at the market median for performance consistent with the Peer Group and targeted at the 75th percentile or higher for superior performance by Peoples.

         Equity-based awards reflecting the level of achievement of 2006 performance goals were granted on February 13, 2007, in an equal value combination of restricted stock and stock appreciation rights to be settled in common shares. These types of equity-based awards were not available under Peoples' previous long-term equity-based incentive plans. Such equity grants reduce the amount of dilution to existing Peoples' shareholders as compared to the dilution created by stock options previously granted for long-term equity-based incentive purposes. Restricted stock and stock appreciation rights to be settled in common shares also enable the executive officer to retain the equity earned without requiring an outlay of cash by the executive officer. In determining the total number of equity-based awards to be granted annually to each recipient, including each executive officer, the Committee considers the employee's individual performance as well as the performance of Peoples during the immediately preceding year, using the same corporate and individual performance measures as used for the annual cash incentives under the Incentive Award Plan.

         The Board of Directors set the financial performance goals for equity-based awards for 2006. These goals are the same as the goals set for the Incentive Award Plan, thereby maximizing attention on the same set of specific goals, and are shown in the table below.

                        Weighting  Threshold  Target  Maximum
                        ---------  ---------  ------  -------
Earnings Per Share         45%       $1.95    $2.10    $2.25
                        ---------  ---------  ------  -------
Return on Equity           45%      11.10%    11.90%  12.75%
                        ---------  ---------  ------  -------
Efficiency Ratio           10%      59.00%    56.61%  55.63%
                        ---------  ---------  ------  -------

         If the target corporate performance goals are achieved, Mr. Bradley has the potential to earn an equity-based award up to 25% of his annual base salary; whereas, the other executive officers have the potential to earn equity-based awards up to 20% of his or her annual base salary. The maximum equity-based award Mr. Bradley could earn is up to 50% of his annual base salary. Likewise, the maximum equity-based award available to the other executive officers is up to 40% of his or her annual base salary, based on maximum corporate performance goals established by the Board of Directors and payout percentages established by the Committee for 2006. Payout to the named executive officers for achieving threshold performance or below in any given corporate or individual performance measure is 0% for the given performance measure.

         The Committee also has in place absolute minimum, which was defined in 2006 as 85% of Peoples' threshold earnings per share goal of $1.95. If Peoples did not achieve absolute minimum earnings per share, each executive officer would not have been eligible for a year-end incentive payout in the form of an equity-based award, although the Committee could have considered granting individual cash incentives and long-term equity-based incentives if the executive's individual contribution warranted such payment. If Peoples' financial results were between absolute minimum and threshold, then no incentives would have been earned from corporate results but each executive officer would have been eligible to earn cash incentives and long-term equity-based incentives based on individual contribution to enhanced shareholder value.

         The Committee retains the right to exercise discretion in the awarding of equity-based compensation absent the attainment of performance goals, or to increase or reduce the size of the award. The Committee did not exercise this right for equity-based awards granted to the named executive officers in 2006 (for 2005 performance) or 2007 (for 2006 performance).

         Equity-based award percentages for the various levels of performance are reviewed by the Committee on an annual basis and generally do not change from year to year. Corporate performance goals are approved on an annual basis by the Board of Directors. Equity-based awards are granted after results for the performance goals are determined.

         Equity-based awards in the form of stock appreciation rights settled in Peoples' common shares have an exercise price of 100% of the fair market value of the underlying common shares on the date of grant. The Committee's philosophy in granting equity-based awards is to promote retention through a three-year vesting period and to provide an opportunity for executive ownership of Peoples' common shares. This in turn aligns the long-term interests of the executive officers with those of Peoples' shareholders. The Committee believes the executive officers will have an added incentive to manage with a view toward maximizing long-term shareholder value.

         The Committee has established guidelines for the number of common shares available for the granting of equity-based awards to each named executive officer based on individual job performance and Peoples' financial performance. In the case of stock appreciation rights to be settled in Peoples' shares, these equity grants provide incentive for the creation of shareholder value since the full benefit of the grant to each executive officer can only be realized with an appreciation in the price of Peoples common shares. Both stock appreciation rights to be settled in common shares and restricted stock enable the executive to increase their ownership of Peoples' stock. These same forms of equity, while granted in value similar to former stock option grants, result in less dilution to Peoples' shareholders. The Committee believes the equity-based awards granted to the named executive officers mutually align the interests of the executive officers with those of the shareholders.

         Equity-based awards are granted at the The NASDAQ Stock Market, Inc.'s closing price of Peoples' common shares on the date of the grant. The Committee does not grant equity-based awards with an exercise price that is less than the closing price of Peoples' common shares on the grant date. Additionally, the Committee approves all grants prior to the grant price being established by the market.

         The Committee or the Board of Directors approves all equity-based grants to the executive officers and other officers. The grant date is the date of the approval by the Committee or the Board of Directors or the first future date after which all material information has been publicly disclosed, whichever is later. In the event of equity-based grants for new hires, the date of grant is the first business date of the month following the new employee's date of hire.

         Equity-based grants earned for corporate and individual performance in 2006 were approved in accordance with the pre-established grant matrix by the Committee on February 8, 2007, with a grant date of February 13, 2007. Award values were calculated as a percentage of salary. Fifty percent of the value was awarded in restricted stock, using the closing price of Peoples' common shares on February 13, 2007. The remaining 50% of the value was awarded in stock appreciation rights to be settled in common shares, using the Black-Scholes value of the instrument as of the award date. The restriction period for the restricted stock awards is three years from the grant date. The stock appreciation rights have a term of 10 years and are exercisable at the end of the vesting period, which is three years from the grant date. The Committee or the Board of Directors has the authority to accelerate the date on which the stock appreciation rights may be exercised, or the date of the termination of the restrictions applicable to a restricted stock award, if the Committee or the Board of Directors determines that to do so would be in the best interests of Peoples and those who have been granted equity-based awards. The Committee believes the program will operate in the same manner for 2007.


RETIREMENT AND OTHER BENEFITS

         The executive officers are employees of Peoples and as such participate in benefit programs available to other employees of Peoples, subject to the same eligibility requirements as all employees. The Peoples Bancorp Inc. Retirement Plan and Trust (the "Plan") has a different benefit calculation for those individuals employed by Peoples before January 1, 2003 and those employed by Peoples on January 1, 2003 and thereafter. The eligibility requirements to participate in the Plan are the same for both groups. Individuals must be employed by Peoples for six months and be at least age 20 1/2.

         Compensation used to calculate the amount of pension payable includes base salary, incentive pay, overtime pay, bonuses, and any pre-tax savings under the 401(k) retirement savings plan maintained by Peoples as well as Peoples' Internal Revenue Code Section 125 plan. Benefit distribution options are identical for both groups as well as the five-year vesting requirement in order to be eligible for a pension benefit under the Plan.

         For those executive officers employed by Peoples before January 1, 2003, normal retirement occurs at age 65. The pension benefit is calculated as follows:

    (a) Forty percent (40%) of the executive officer's average compensation (annual compensation during the highest five consecutive years out of the last ten years of service), plus
    (b) Seventeen percent (17%) of the excess of the executive officer's average compensation in excess of his/her Social Security covered compensation;
    (c) Such sum of (a) and (b) is multiplied by the total years of service with Peoples up to a maximum of 30.

         For those executive officers employed by Peoples before January 1, 2003, early retirement can occur at age 50 if the executive officer has at least 10 years of service with Peoples. The pension benefit is calculated as follows:

    (a) Forty percent (40%) of the executive officer's average compensation (annual compensation during the highest five consecutive years out of the last ten years of service), plus
    (b) Seventeen percent (17%) of the excess of the executive officer's average compensation in excess of his/her Social Security covered compensation;
    (c) Such sum of (a) and (b) is multiplied by the total years of service with Peoples up to a maximum of 30 and reduced by one-fifteenth for each of the first five years and one-thirtieth for each of the next ten years by which the executive's early retirement date precedes the normal retirement date.

         For those executive officers employed by Peoples on or after January 1, 2003, normal retirement occurs at age 65. The pension benefit is calculated as follows:

    (a) The Cash Balance Account at the end of the prior plan year, plus
    (b) Interest to the earlier of the end of the prior plan year or the end of the month containing the executive officer's termination of employment on the Cash Balance Account as of the end of the prior plan year based on the one-year constant maturity rate for the December preceding the determination year plus 50 basis points, plus
    (c) An annual accrual equal to 2% of compensation for the plan year provided the executive officer earned a year of service during the plan year.

         For those executive officers employed by Peoples on or after January 1, 2003, early retirement can occur at age 50 if the executive officer has at least 10 years of service with Peoples. The pension benefit is calculated as follows:

    (a) The Cash Balance Account at the end of the prior plan year, plus
    (b) Interest to the earlier of the end of the prior plan year or the end of the month containing the executive officer's termination of employment on the Cash Balance Account as of the end of the prior plan year based on the one-year constant maturity rate for the December preceding the determination year plus 50 basis points, plus
    (c) An annual accrual equal to 2% of compensation for the plan year provided the executive officer earned a year of service during the plan year;
    (d)     The benefit is reduced as follows:

                         Ages             Reduction
                         60 - 65          6.66% per year
                         50 - 60          3.33% per year

         Messrs. Bradley, Holdren and Yazombek and Ms. Schneeberger were employed by Peoples prior to January 1, 2003; whereas, Mr. Landers was employed by Peoples after January 1, 2003. None of the executive officers participate in multiple defined benefit retirement plans. Under the terms of the Plan, the named executive officers are not granted extra years of credited service.

         The executive officers are also eligible to participate in the Peoples Bancorp Inc. Retirement Savings Plan (Peoples' 401(k) plan), on the same basis as other employees. Peoples matches 100% of the first 3% of the employee's contribution and then matches 50% of the next 2% that the employee contributes. The maximum match is 4%.

         The executive officers participate in the Peoples Bancorp Group Term Life Insurance Plan on the same basis as other employees. Peoples pays the premiums for all associates. In the event a named executive officer dies, his or her beneficiary will be paid an amount equal to two times the executive officer's base salary at the time of death, up to a limit of $600,000 per employee.

         The executive officers are eligible to participate in the medical and dental insurance plans provided by Peoples. These individuals participate on the same basis as other employees. The plans are contributory and both the employees and Peoples pay for the cost of the health insurance premiums.


PERQUISITES AND OTHER PERSONAL BENEFITS

         The Committee periodically reviews the level of perquisites and other benefits provided to the executive officers. Consistent with its overall compensation program, the Committee believes the perquisites and other benefits provided to the executive officers are reasonable and will enable Peoples to attract and retain superior employees for key positions that promote the long-term interests of our shareholders.

         On January 12, 2006, the Committee approved the adoption of an Executive Health Program for the executive officers. The Executive Health Program provides an opportunity for each named executive officer to participate in a comprehensive medical screening annually at the expense of Peoples. Participation is voluntary. The objective of the Executive Health Program is the early identification of potential health problems and the prompt, expert treatment of any medical problems detected, which could negatively impact Peoples' financial performance or current management succession plans.

         Based on business need, on a case-by-case basis, the Committee grants the use of a company-paid automobile and country club membership to selected executive officers to further business development on behalf of Peoples. Expenses relating to personal use of the country club amenities are either reimbursed to Peoples or paid by the executive officer. Expenses relating to personal use of company automobiles are reported as income to the executive officer.

         Peoples has entered into Change in Control Agreements with some of the named executive officers. The Change in Control Agreements are designed to motivate executive officers to act in the best interests of shareholders and to promote stability and continuity of the services of the executive officers during a change in control. Information regarding the applicable payments under such agreements for the named executive officers is provided under the heading of "Other Potential Post Employment Payments" on page 31.

TAX AND ACCOUNTING IMPLICATIONS
-------------------------------

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits Peoples from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of Peoples' fiscal year and the four most highly compensated officers of Peoples, other than the chief executive officer, at the end of Peoples' fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation". The 2006 Equity Plan complies with Section 162(m) so that any compensation, which may be received by executive officers of Peoples under this plan, will qualify as "performance-based". Performance goals were included in the 2006 Equity Plan, which was approved by Peoples' shareholders on April 13, 2006. All executive officers of Peoples receive compensation at levels substantially below the $1 million deductibility limit.


NON-QUALIFIED DEFERRED COMPENSATION

         As required by the Internal Revenue Service, all corporations need to be in operational compliance at present and in documentary compliance by year-end 2007 with Internal Revenue Code Section 409A. Peoples is operating under the tenants of Section 409A presently and is scheduled to have all documents amended to comply with this Internal Revenue Code section by the end of 2007. At present, there is further guidance which is expected from the IRS during the first half of 2007. Peoples is waiting to receive the additional guidance prior to completing its Section 409A amendment process. When Peoples' plan documents and individual agreements are modified to comply with Section 409A, such documents will be filed through our normal SEC disclosure process.


ACCOUNTING FOR EQUITY-BASED COMPENSATION

         Beginning on January 1, 2006, Peoples began accounting for equity-based grants in accordance with the requirements of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" (FAS 123(R)).



                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of Peoples' Board of Directors:
Frank L. Christy, Chairperson; Carl L. Baker; George W. Broughton; David L. Mead; Robert W. Price; and Paul T. Theisen

                       SUMMARY COMPENSATION TABLE FOR 2006

         The table below summarizes the total compensation paid or earned by each of the named executive officers for the year ended December 31, 2006. Peoples has not entered into any employment agreements with any of the named executive officers. When setting the total compensation for each of the executive officers, the Compensation Committee reviews the tally sheets that show the executive officers' current compensation, including equity and non-equity based compensation.

 ----------------------------------------------------------------------------------------------------------------------------
                                                                                        Change in
                                                                                      Pension Value
                                                                                           and
                                                                                       Nonqualified
                                                                        Non-Equity       Deferred
   Name and Principal                                Stock   Option   Incentive Plan   Compensation   All Other
        Position        Year   Salary      Bonus     Awards  Awards    Compensation      Earnings    Compensation   Total
                                                               (4)          (5)            (6)           (8)
                                 ($)        ($)       ($)      ($)          ($)            ($)           ($)         ($)

          (a)           (b)      (c)        (d)       (e)      (f)          (g)            (h)           (i)         (j)
 ----------------------------------------------------------------------------------------------------------------------------
 Mark F. Bradley
 President and Chief    2006  $250,000       -         -     $4,426       $56,750        $12,722       $11,793     $334,528
 Executive Officer
 ----------------------------------------------------------------------------------------------------------------------------
 John W. Conlon (1)
 Chief Financial        2006  $127,455       -         -     $11,252         -           $191,768 (7)  $14,897     $345,372
 Officer and Treasurer

 ----------------------------------------------------------------------------------------------------------------------------
 Donald J. Landers (2)
                                          $25,000 (3)
 Chief Financial        2006  $143,975                 -     $1,380       $19,581         $3,409          -        $193,345
 Officer and Treasurer
 ----------------------------------------------------------------------------------------------------------------------------
 Joseph S. Yazombek
                                             -
 Executive Vice         2006  $200,850                 -     $17,505      $42,114        $35,330       $13,658     $309,457
 President,
 Chief Lending Officer
 ----------------------------------------------------------------------------------------------------------------------------
 Carol A. Schneeberger
                                             -
 Executive Vice         2006  $164,800                 -     $2,836       $27,522        $27,714       $11,262     $234,134
 President, Operations
 ----------------------------------------------------------------------------------------------------------------------------
 Larry E. Holdren
 Executive Vice         2006  $162,080       -         -     $11,172      $22,367        $55,297       $13,036     $263,952
 President
 ----------------------------------------------------------------------------------------------------------------------------

(1)     Mr. Conlon retired as Chief Financial Officer and Treasurer on August 1,
        2006.
(2) Mr. Landers was appointed Chief Financial Officer and Treasurer on August 1, 2006 and received a base salary adjustment to $172,500 (on an annualized basis) at the time, commensurate with his new role.
(3) Mr. Landers was paid a $25,000 deferred employment sign-on bonus on June 30, 2006.
(4) The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for 2006, in accordance with FAS 123(R) of awards pursuant to Peoples' 2002 Stock Option Plan. Assumptions used in the calculation of these amounts are included in the "Notes To The Consolidated Financial Statements, Note 16, Stock-Based Compensation on pages 72 through 74 of Peoples' Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2006." The entire amount of FAS 123(R) expense was recognized in 2006 for stock option grants made to Messrs. Conlon, Yazombek, and Holdren as they had reached retirement eligibility (50 years of age or older and had 10 years of service with Peoples) as of the grant date, since vesting of stock option grants accelerates upon retirement. FAS 123(R) expense for the Messrs. Bradley and Landers and Ms. Schneeberger is spread over the three-year vesting period assigned to these stock option awards. Vesting for all unvested stock option awards was accelerated on December 31, 2005; therefore, all FAS 123(R) expense reported during 2006 is related to the stock option award granted in 2006.
(5) The amounts in column (g) represent incentive cash incentives earned under the Incentive Award Plan, and are reported for the year that the cash incentives were earned. Executive officers are required to defer 25% of their cash incentive for a period of three years and have the option to defer any of the remaining incentive compensation until they reach retirement age or their employment is terminated. The amounts shown include the following deferred portion of the cash incentive earned by each named executive officer: (a) Mr. Bradley - $14,187; (b) Mr. Landers - $4,895; (c) Mr. Yazombek - $42,114; (d) Ms. Schneeberger
        - $6,880; and (e) Mr. Holdren - $11,184. The non-deferred portions of the cash incentives were paid February 23, 2007.
(6) Amounts in column (h) represent the actuarial increase in the present value of the named executive officer's benefits under all of Peoples' established pension plans determined using assumptions consistent with those used in Peoples' financial statements and includes amounts that the named executive officer may not be entitled to receive because such amounts are not vested, except for Mr. Bradley, which also includes $1,163 which represents 2006 dividends credited on the cumulative amount of director's fees deferred in prior years under the terms of the Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries. Mr. Bradley has not been paid a fee for his services as a director of Peoples and Peoples Bank since December 31, 2004. No amount is included in column (h) for the amount of interest accrued during 2006 on the cumulative amount of cash incentives deferred by each named executive officer under the terms of the performance compensation program since the rate earned was not above-market or preferential.
(7) Mr. Conlon received a lump sum pension payment of $692,855 when he retired on August 1, 2006.
(8) All other compensation for each named executive officers includes: (a) Mr. Bradley - 401(k) company match and country club membership; (b) Mr. Conlon - 401(k) company match, country club membership and length of service award; (c) Mr. Landers - $25,000 deferred employment sign-on bonus paid on June 30, 2006; (d) Mr. Yazombek - 401(k) company match, personal use of company provided vehicle, country club membership and Executive Health Program; (e) Ms. Schneeberger - 401(k) company match and Executive Health Program; and (f) Mr. Holdren - 401(k) company match, personal use of company provided vehicle and Executive Health Program.



                      GRANTS OF PLAN-BASED AWARDS FOR 2006

----------------------------------------------------------------------------------------------------------------------------------
                                Estimated Future Payouts     Estimated Future Payouts   All Other  All Other
                               Under Non-Equity Incentive  Under Equity Incentive Plan    Stock      Option   Exercise    Grant
                                      Plan Awards                     Awards             Awards:    Awards:    or Base   Date Fair
                                          (3)                          (4)              Number of  Number of   Price of   Value of
                                                                                        Shares of  Securities   Option   Stock and
                     Grant                                                              Stock or   Underlying   Awards    Option
        Name          Date                                                              Units (#)  Options (#) ($/Share)   Awards
                             Threshold  Target    Maximum  Threshold  Target  Maximum                 (5)
                                ($)       ($)       ($)       (#)      (#)      (#)
         (a)           (b)      (c)       (d)       (e)       (f)      (g)      (h)        (i)        (j)        (k)      (i)
----------------------------------------------------------------------------------------------------------------------------------
Mark F. Bradley      2/9/2007    -         -         -        -0-       5,317    10,634     -            2,970   $28.25   $21,772
                       N/A       $0    $125,000  $250,000      -        -        -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------
John W. Conlon (1)   2/9/2007    $0        -         -         -        -        -          -            1,535   $28.25   $11,253
----------------------------------------------------------------------------------------------------------------------------------
Donald J. Landers (2)2/9/2007    -         -         -        -0-       1,699     3,398     -              926   $28.25    $6,788
                       N/A       $0     $50,391  $100,782      -        -        -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------
Joseph S. Yazombek   2/9/2007    -         -         -        -0-       3,451     6,903     -            2,388   $28.25   $17,505
                       N/A       $0     $70,297  $140,595      -        -        -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------
Carol A. Schneeberger2/9/2007    -         -         -        -0-       2,832     5,664     -            1,903   $28.25   $13,950
                       N/A       $0     $57,680  $115,360      -        -        -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------
Larry E. Holdren     2/9/2007    -         -         -        -0-       2,832     5,664     -            1,524   $28.25   $11,172
                       N/A       $0     $56,728  $113,456      -        -        -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------

(1) John W. Conlon retired as Chief Financial Officer and Treasurer on August 1, 2006. John W. Conlon was not eligible for 2006 incentive awards, payable in 2007, due to his retirement. Stock options granted to Mr. Conlon on February 9, 2006, were exercisable upon the third anniversary of the grant date. Due to John W. Conlon's retirement, these unvested stock option grants automatically accelerated and became exercisable in full since Mr. Conlon had completed at least 10 years of service with Peoples and was 50 years of age or older.
(2) Donald J. Landers was appointed Chief Financial Officer and Treasurer on August 1, 2006.
(3) Cash payment potential available for payment through the Incentive Award Plan if the indicated level of performance was achieved during 2006.
(4) Number of stock option grants available for award through the 2002 Equity Plan if the indicated level of performance was achieved during 2005.
(5) Number of stock options granted through the 2002 Equity Plan on February 9, 2006.



                                              OUTSTANDING EQUITY AWARDS AT YEAR-END FOR 2006
                     -----------------------------------------------------------------------------------------------------
                                            Option Awards                                      Stock Awards
                     -----------------------------------------------------------------------------------------------------
                                                                                                    Equity       Equity
                                                                                                   Incentive    Incentive
                                                                                                     Plan         Plan
                                                   Equity                                           Awards:      Awards:
                                                  Incentive                                 Market   Number      Market or
                                                    Plan                                    Value     of         Payout
                                                 Securities                                 of      Unearned    Value of
                                                   Awards:                       Number    Shares   Shares,    Unearned
                                                  Number of                     of Shares  or Units  Units or     Shares,
                     Number of     Number of      Securites                     or units   of Stock   Other      Units, or
                     Securities    Securities    Underlying                     of stock     That     Rights     Other
                     Underlying    Underlying    Unexercised  Option   Option     that       Have   That Have  Rights That
                     Unexercised   Unexercised    Unearned   Exercise Expiration Have Not    Not      Not       Have Not
         Name          Options       Options      Options     Price     Date      Vested   Vested   Vested      Vested
                         (#)           (#)           (#)        ($)                 (#)      ($)      (#)        ($)
                     Exercisable  Unexercisable
                         (3)           (4)
         (a)             (b)           (c)           (d)        (e)       (f)       (g)      (h)      (i)        (j)
--------------------------------------------------------------------------------------------------------------------------
Mark F. Bradley             1,440       -             -       $18.98  12/03/2007     -        -        -          -
                            1,537       -             -       $18.70  07/23/2008     -        -        -          -
                            7,687       -             -       $14.92  04/01/2009     -        -        -          -
                            5,082       -             -       $13.58  04/27/2010     -        -        -          -
                            1,563       -             -       $23.59  05/09/2012     -        -        -          -
                            1,264       -             -       $23.59  05/09/2012     -        -        -          -
                            3,707       -             -       $22.32  03/27/2013     -        -        -          -
                            2,090       -             -       $22.32  03/27/2013     -        -        -          -
                              459       -             -       $27.38  02/10/2015     -        -        -          -
                                -     2,970           -       $28.25  02/09/2016     -        -        -          -
--------------------------------------------------------------------------------------------------------------------------
Donald J. Landers (2)       2,100       -             -       $24.06  06/30/2013     -        -        -          -
                              231       -             -       $28.66  02/12/2014     -        -        -          -
                              328       -             -       $27.38  02/10/2015     -        -        -          -
                                -       926           -       $28.25  02/09/2016     -        -        -          -
--------------------------------------------------------------------------------------------------------------------------
Joseph S. Yazombek          7,956       -             -       $18.98  12/03/2007     -        -        -          -
                              818       -             -       $18.70  07/23/2008     -        -        -          -
                            7,687       -             -       $14.92  04/01/2009     -        -        -          -
                            3,812       -             -       $13.58  04/27/2010     -        -        -          -
                            1,928       -             -       $23.59  05/09/2012     -        -        -          -
                            2,947       -             -       $23.59  05/09/2012     -        -        -          -
                            3,900       -             -       $22.32  03/27/2013     -        -        -          -
                            2,779       -             -       $22.32  03/27/2013     -        -        -          -
                            1,215       -             -       $27.38  02/10/2015     -        -        -          -
                                -     2,388           -       $28.25  02/09/2016     -        -        -          -
--------------------------------------------------------------------------------------------------------------------------
Carol A. Schneeberger       2,843       -             -       $14.92  04/01/2009     -        -        -          -
                            4,765       -             -       $13.58  04/27/2010     -        -        -          -
                            1,654       -             -       $23.59  05/09/2012     -        -        -          -
                            1,963       -             -       $23.59  05/09/2012     -        -        -          -
                            3,755       -             -       $22.32  03/27/2013     -        -        -          -
                            2,279       -             -       $22.32  03/27/2013     -        -        -          -
                              792       -             -       $27.38  02/10/2015     -        -        -          -
                                -     1,903           -       $28.25  02/09/2016     -        -        -          -
--------------------------------------------------------------------------------------------------------------------------
Larry E. Holdren            7,956       -             -       $18.98  12/03/2007     -        -        -          -
                              818       -             -       $18.70  07/23/2008     -        -        -          -
                            7,687       -             -       $14.92  04/01/2009     -        -        -          -
                            3,812       -             -       $13.58  04/27/2010     -        -        -          -
                            1,928       -             -       $23.59  05/09/2012     -        -        -          -
                            2,287       -             -       $23.59  05/09/2012     -        -        -          -
                            3,900       -             -       $22.32  03/27/2013     -        -        -          -
                            2,766       -             -       $22.32  03/27/2013     -        -        -          -
                              587       -             -       $27.38  02/10/2015     -        -        -          -
                                -     1,524           -       $28.25  02/09/2016     -        -        -          -
--------------------------------------------------------------------------------------------------------------------------

     (1) Mr. Conlon retired as Chief Financial Officer and Treasurer on August 1, 2006.
     (2) Mr. Landers was appointed Chief Financial Officer and Treasurer on August 1, 2006.
     (3) Stock option awards were granted to the named executive officers in years prior to 2006. Vesting was accelerated on all unvested stock option awards as of December 31, 2005.
     (4) Stock option awards were granted on February 9, 2006, under the 2002 Stock Option Plan. All stock option awards vest three years from the date of grant or February 9, 2009.


                   OPTION EXERCISES AND STOCK VESTED FOR 2006
-------------------------------------------------------------------------------------------------------
                             Option Awards                                   Stock Awards
                             -------------                                   ------------
                                                                      Number of Shares     Value
                           Number of Shares      Valued Realized on     Acquired on      Realized
          Name           Acquired on Exercise         Exercise            Vesting        on Vesting
                                  (#)                   ($)                 (#)              ($)
          (a)                     (b)                   (c)                 (d)              (e)
--------------------------------------------------------------------------------------------------------
Mark F. Bradley                  1,310                $ 13,970                -               -
John W. Conlon (1)              18,627                $ 164,528               -               -
Donald J. Landers (2)              -                      -                   -               -
Joseph S. Yazombek                 -                      -                   -               -
Carol A. Schneeberger            1,000                $ 12,815                -               -
Larry E. Holdren                   -                      -                   -               -

     (1) Mr. Conlon retired as Chief Financial Officer and Treasurer on August 1, 2006.
     (2) Mr. Landers was appointed Chief Financial Officer and Treasurer on August 1, 2006.


                            PENSION BENEFITS FOR 2006

         The table below shows the actuarial present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each named executive officer, under the Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in Peoples' consolidated financial statements. Information regarding the Retirement Plan can be found on page 23.


-----------------------------------------------------------------------------------------------------------------
                                                     Number of Years
                                                       of Credited       Present Value of     Payments During
          Name                    Plan Name              Service       Accumulated Benefit    Last Fiscal Year
                                                           (#)                 ($)                  ($)
           (a)                      (b)                    (c)                 (d)                  (e)
-----------------------------------------------------------------------------------------------------------------
Mark F. Bradley          Peoples Bancorp Inc.               15               $58,016                 -
                         Retirement Plan and Trust
-----------------------------------------------------------------------------------------------------------------
John W. Conlon (1)       Peoples Bancorp Inc.               24                  -                 $692,855
                         Retirement Plan and Trust
-----------------------------------------------------------------------------------------------------------------
Donald J. Landers (2)    Peoples Bancorp Inc.                3                $9,284                 -
                         Retirement Plan and Trust
-----------------------------------------------------------------------------------------------------------------
Joseph S. Yazombek       Peoples Bancorp Inc.               23               $261,858                -
                         Retirement Plan and Trust
-----------------------------------------------------------------------------------------------------------------
Carol A. Schneeberger    Peoples Bancorp Inc.               29               $272,614                -
                         Retirement Plan and Trust
-----------------------------------------------------------------------------------------------------------------
Larry E. Holdren         Peoples Bancorp Inc.               24               $471,239                -
                         Retirement Plan and Trust
-----------------------------------------------------------------------------------------------------------------

(1)  Mr. Conlon  retired as Chief  Financial  Officer and Treasurer on August 1,
     2006.
(2) Mr. Landers was appointed Chief Financial Officer and Treasurer on August 1, 2006.



                  NON-QUALIFIED DEFERRED COMPENSATION FOR 2006
----------------------------------------------------------------------------------------------------------------
                            Executive
                          Contributions     Registrant        Aggregate       Aggregate     Aggregate Balance
                          in Last Fiscal  Contributions in   Earnings in      Withdrawals/     at Last Fiscal
                              Year       Last Fiscal Year   Last Fiscal Year Distributions        Year-End
                               (3)              (4)              (5)             (6)
          Name                 ($)              ($)              ($)             ($)               ($)
          (a)                  (b)              (c)              (d)             (e)               (f)
----------------------------------------------------------------------------------------------------------------
Mark F. Bradley                 -             $15,000            $985          $15,273           $18,366
----------------------------------------------------------------------------------------------------------------
John W. Conlon (1)              -             $7,595            $1,296         $55,838              -
----------------------------------------------------------------------------------------------------------------
Donald J. Landers (2)           -             $4,080             $231             -               $4,311
----------------------------------------------------------------------------------------------------------------
Joseph S. Yazombek           $52,827          $11,798           $7,804         $17,435           $173,625
----------------------------------------------------------------------------------------------------------------
Carol A. Schneeberger           -             $9,400            $1,441         $15,791           $26,885
----------------------------------------------------------------------------------------------------------------
Larry E. Holdren             $24,911          $7,520            $7,804         $17,391           $145,558
----------------------------------------------------------------------------------------------------------------

(1)  Mr. Conlon  retired as Chief  Financial  Officer and Treasurer on August 1,
     2006.
(2) Mr. Landers was appointed Chief Financial Officer and Treasurer on August 1, 2006.
(3) Amounts in column (b) represent the voluntary elective deferral of the named executive officer's 2006 cash incentive plus the accumulated balance voluntarily re-deferred by the named executive officer at the end of the mandatory three-year deferral period. Included are voluntary elective deferral of the named executive officer's 2006 cash incentive: (a) Mr. Yazombek - $35,393 and (b) Mr. Holdren - $7,520; plus the vested portion of the mandatory portion of the cash incentive voluntarily re-deferred by each named executive officer: (a) Mr. Yazombek - $17,435 and (b) Mr. Holdren - $17,391. These amounts were previously reported in the bonus column of the Summary Compensation Table of Peoples' Proxy Statement for the year during which the named executive officer earned the cash incentive.
(4) Amounts in column (c) are the 25% mandatory cash incentive deferral for each of the named executive officers for 2006. These amounts were reported in the Summary Compensation Table of Peoples' Proxy Statement for the 2006 Annual Meeting of Shareholders and included in the 2005 Bonus column for Mr. Bradley, Mr. Conlon, Mr. Yazombek and Ms. Schneeberger. Mr. Landers and Mr. Holdren were not named executive officers in 2005.
(5) Amounts in column (d) represent the aggregate earnings on the accumulated mandatory and voluntary deferred cash incentives for each of the eligible named executives. None of these amounts are included in the Summary Compensation Table since the rate earned was not above-market or preferential.
(6) Amounts in column (e) represent the aggregate withdrawals or distributions for each named executive officer from the nonqualified deferred compensation plan, which also includes the accumulated balance voluntarily re-deferred by the named executive officer at the end of the mandatory three-year deferral period. Amounts voluntarily re-deferred by the named executive officer include (a) Mr. Yazombek - $17,435 and (b) Mr. Holdren - $17,391. The amounts listed for Mr. Bradley and Ms. Schneeberger represent cash payments at the end of the mandatory three-year deferral period. Mr. Conlon's amount represents the distribution of his entire deferred balance in connection with his retirement from Peoples.


                    OTHER POTENTIAL POST EMPLOYMENT PAYMENTS

         The amount of compensation payable to each executive officer upon voluntary termination, early retirement, involuntary not-for-cause termination, termination following a change of control and termination in the event of disability or death of the executive officer is described below. The amounts shown in the table on page 33 assume that such termination took place as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executive officer upon his or her termination. The actual amounts to be paid out can only be determined at the time of an executive officer's separation from Peoples.

         In the event of the retirement, disability, or death of a named executive officer or a change in control of Peoples, the vesting period is accelerated with regard to the mandatory portion of the non-qualified deferred compensation plan and unvested outstanding equity-based awards.

Payments Made Upon Termination
------------------------------
         Regardless of the manner in which an executive officer's employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts would include:

o cash incentive earned under the Incentive Award Plan during the fiscal year less the mandatory deferral amount, if he or she is employed as of the payment date.
o all vested equity-based awards earned through the long-term equity-based incentive compensation programs.
o    all voluntary deferrals in the Incentive Award Plan.
o the balance of the executive officer's Peoples Bancorp Retirement Savings Plan account.
o    unused vacation pay.
o amounts accrued and vested through the Peoples Bancorp Inc. Retirement Plan and Trust.

PAYMENTS MADE UPON RETIREMENT

         In the event of the retirement of an executive officer, in addition to the items identified above, he or she would receive the following benefits:

o    all previously unvested equity-based awards would vest.
o all previously unvested mandatory deferrals under the Incentive Award Plan would vest.

PAYMENTS MADE UPON DEATH OR DISABILITY

         In the event of the death or disability of an executive officer, in addition to the benefits listed under the headings "Payments Made Upon Termination" and "Payments Made Upon Retirement" above, the executive officer will also receive benefits under Peoples' disability plan or payments under Peoples' life insurance plan, as appropriate.


PAYMENTS MADE UPON A CHANGE IN CONTROL

         The Compensation Committee engaged the services of Clark Consulting to explore whether change in control agreements would be appropriate for the executive officers of Peoples. Based upon a recommendation from Clark Consulting, the Compensation Committee supported the development and offering of change in control agreements for all named executive officers to promote shareholder value and ensure an orderly, effective transition should a change in control of Peoples occur.

         The agreements were not undertaken in the belief a change in control was imminent or expected. Peoples has entered into change in control agreements with Mr. Bradley, Mr. Landers, Ms. Schneeberger, and Mr. Holdren.

         Under the agreements, a change in control occurs when one or more of the following events take place:

(a) Any person or entity or group of affiliated persons or entities (other than Peoples) becomes a beneficial owner, directly or indirectly, of 25% or more of Peoples' voting securities or all or substantially all of the assets of Peoples;
(b) Peoples enters into a definitive agreement which contemplates the merger, consolidation or combination of Peoples with an unaffiliated entity in which either or both of the following is to occur: (i) the Board of Directors of Peoples, as applicable, immediately prior to such merger, consolidation or combination will constitute less than a majority of the board of directors of the surviving, new or combined entity; or (ii) less than 75% of the outstanding voting securities of the surviving, new or combined entity will be beneficially owned by the shareholders of Peoples immediately prior to such merger, consolidation or combination;
(c) Peoples enters into a definitive agreement which contemplates the transfer of all or substantially all of Peoples' assets, other than to a Peoples wholly-owned subsidiary;
(d) A majority of the members of the Board of Directors of Peoples shall be persons who: (i) were not members of the Board on the date of the applicable change in control agreement ("current members"); and (ii) were not nominated by a vote of such Board which included the affirmative vote of a majority of the current members on such Board at the time of their nomination ("future designees") and (iii) were not nominated by a vote of such Board which included the affirmative votes of a majority of the current members and future designees, taken as a group, on such Board at the time of their nomination.

         Generally, the agreements provide for severance compensation to those executive officers if their employment is terminated by Peoples or its successors for any reason other than cause (defined as gross negligence or neglect of duties; commission of a felony or a gross misdemeanor involving moral turpitude; fraud, disloyalty, dishonesty or willful violation of any law or significant policy of Peoples; or issuance of an order by the banking regulators of Peoples for removal of the executive officer) within six months prior to or 24 months after a defined change in control occurs. In addition, compensation will be paid if the executive officer voluntarily terminates employment during the same periods because of a decrease in the executive officer's base annual compensation without the executive officer's consent; a material reduction in the importance of the executive officer's job responsibilities without the executive officer's consent, other than by reason of termination for cause or by reason of disability, retirement, or death; geographical relocation of the executive officer without the executive officer's consent to an office more than 50 miles from the executive officer's current location; or failure by Peoples to obtain assumption of the agreement by its successor.

         The executive officer's base annual compensation for purpose of his or her respective change in control agreement is calculated as the average annualized compensation paid by Peoples, prior to any deferred arrangements, during the most recent five taxable years ending before the date of the change in control. For executive officers that have worked for Peoples for less than five years, the average annualized compensation paid by Peoples is calculated for the number of years employed by Peoples. The definition covers of base annual compensation amounts includible in compensation, prior to any deferred arrangements, and defined as the individual's "base amount" under Section 280G of the Internal Revenue Code. If there are payments to the executive officer which constitute "parachute payments," as defined in Section 280G of the Internal Revenue Code, then the payments made to the executive officer are the greater of (x) one dollar ($1.00) less than the amount which would cause the payments to the executive officer (including payments to the executive officer which are not included in the agreement) subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code, and (y) any payments to the executive officer contingent upon Peoples' change in control (including payments to the executive officer which are not included in the agreement) less any excise tax.

         Under the agreements, severance provisions include: (i) a lump sum cash payment of two and one half times base annual compensation for Mr. Bradley and two times base annual compensation for Ms. Schneeberger, Mr. Holdren, and Mr. Landers, in each case payable within 30 days following the executive officer's termination date; (ii) continuing participation in life, medical, and dental insurance for 12 months substantially in the form and expense to the named executive officer as that received on the date of termination; (iii) the named executive officer agreeing not to disclose to others any confidential information; and (iv) the named executive officer entering into a non-compete agreement for 12 months immediately following the date of termination. In the case of Mr. Bradley, the duration of the non-compete agreement and continuing participation in life, medical and dental insurance is 15 months immediately following the date of termination. The non-compete agreement prohibits the executive officer from directly or indirectly engaging in any business in which Peoples directly or indirectly engages within Peoples' geographic market.

         The following table summarizes payments which would have been made to the named executive officers if a termination event occurred on December 31, 2006.

--------------------------------------------------------------------------------------------------------------------------
                                                                                                        CIC
                                                                           Involuntary              Involuntary
                                                                             Not for                  or Good
                                       Volunatary    Early       Normal       Cause     For Cause     Reason     Death or
                                      Termination  Retirement  Retirement  Termination Termination  Termination Disability
                                                      (1)
                 (a)                      (b)         (c)         (d)          (e)         (f)          (g)        (h)
--------------------------------------------------------------------------------------------------------------------------
Mark F. Bradley
--------------------------------------------------------------------------------------------------------------------------
2.5 times Base Annual Compensation         -           -           -            -           -        $390,254       -
--------------------------------------------------------------------------------------------------------------------------
Welfare (2)                                -           -           -            -           -         $15,192       -
--------------------------------------------------------------------------------------------------------------------------
Deferred Compensation Plan                 -           -        $18,366         -           -         $18,366    $18,366
--------------------------------------------------------------------------------------------------------------------------
Intrinsic Value of Unvested Stock          -           -         $4,307         -           -         $4,307     $4,307
Options
--------------------------------------------------------------------------------------------------------------------------
Total:                                     $0          $0       $22,673        $0           $0       $428,119    $22,673
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
Donald J. Landers
--------------------------------------------------------------------------------------------------------------------------
2 times Base Annual Compensation           -           -           -            -           -        $213,588       -
--------------------------------------------------------------------------------------------------------------------------
Welfare (2)                                -           -           -            -           -         $10,529       -
--------------------------------------------------------------------------------------------------------------------------
Deferred Compensation Plan                 -           -         $4,311         -           -         $4,311     $4,311
--------------------------------------------------------------------------------------------------------------------------
Intrinsic Value of Unvested Stock          -           -         $3,463         -           -         $3,463     $3,463
Options
--------------------------------------------------------------------------------------------------------------------------
Total:                                     $0          $0        $7,774        $0           $0       $231,891    $7,774
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
Joseph S. Yazombek
--------------------------------------------------------------------------------------------------------------------------
Deferred Compensation Plan                 -        $18,975     $18,975         -           -         $18,975    $18,975
--------------------------------------------------------------------------------------------------------------------------
Intrinsic Value of Unvested Stock          -         $1,343      $1,343         -           -         $1,343     $1,343
Options
--------------------------------------------------------------------------------------------------------------------------
Total:                                     $0       $20,318     $20,318        $0           $0        $20,318    $20,318
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
Carol A. Schneeberger
--------------------------------------------------------------------------------------------------------------------------
2 times Base Annual Compensation           -           -           -            -           -        $369,757       -
--------------------------------------------------------------------------------------------------------------------------
Welfare (2)                                -           -           -            -           -         $5,247        -
--------------------------------------------------------------------------------------------------------------------------
Deferred Compensation Plan                 -        $14,171     $14,171         -           -         $14,171    $14,171
--------------------------------------------------------------------------------------------------------------------------
Intrinsic Value of Unvested Stock          -         $2,759      $2,759         -           -         $2,759     $2,759
Options
--------------------------------------------------------------------------------------------------------------------------
Total:                                     $0       $16,930     $16,930        $0           $0       $391,934    $16,930
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
Larry E. Holdren
--------------------------------------------------------------------------------------------------------------------------
2 times Base Annual Compensation           -           -           -            -           -        $418,353       -
--------------------------------------------------------------------------------------------------------------------------
Welfare (2)                                -           -           -            -           -         $10,368       -
--------------------------------------------------------------------------------------------------------------------------
Deferred Compensation Plan                 -        $11,085     $11,085         -           -         $11,085    $11,085
--------------------------------------------------------------------------------------------------------------------------
Intrinsic Value of Unvested Stock          -         $2,210      $2,210         -           -         $2,210     $2,210
Options
--------------------------------------------------------------------------------------------------------------------------
Total:                                     $0       $13,295     $13,295        $0           $0       $442,016    $13,295
--------------------------------------------------------------------------------------------------------------------------

(1) Messrs. Yazombek and Holdren and Ms. Schneeberger were eligible to receive the unvested mandatory deferral balance earned through the Incentive Award Plan and were also eligible to exercise all unvested stock options, if they elected to retire as of December 31, 2006, as they had reached retirement eligibility (50 years of age or older and had at least 10 years of service with Peoples as of the December 31, 2006). Vesting of the mandatory deferral balance and unvested stock options accelerates upon retirement.
(2) Under the terms of the change in control agreements, the named executive officer continues to participate in life, medical, and dental insurance during the term of his or her non-compete agreement.


                              DIRECTOR COMPENSATION

         Peoples uses a combination of cash and equity-based compensation to attract and retain qualified directors to serve on the Board of Directors.

Cash Compensation Paid to Board Members
---------------------------------------
         In determining the overall competitiveness of director compensation, the Compensation Committee reviewed director compensation data from the previously mentioned Peer Group.

         Peoples' directors, other than Mark F. Bradley, receive a quarterly cash fee for their services. Effective May 1, 2006, the amount of this quarterly fee was increased from $1,000 to $1,500 per quarter. In addition, directors, other than Mark F. Bradley, are compensated for each meeting of the Board of Directors attended. Effective May 1, 2006, this fee was increased from $1,000 to $1,250 per Board meeting attended. The fees were increased to bring them in line with the Peer Group average and are necessary to maintain the caliber of directors necessary to promote long-term shareholder value.

         Directors are also compensated for each committee meeting they attend. Members of the Executive Committee and the Governance and Nominating Committee received during 2006 and continue to receive $100 for each committee meeting attended lasting less than 30 minutes attended and $200 for each committee meeting attended of 30 minutes or more. Directors were paid during 2006 and continue to be paid $500 per meeting for attending Compensation Committee meetings of 30 minutes or longer while the fee for attending meetings of less than 30 minutes is $100 per meeting. The fee for attending Audit Committee meetings of 30 minutes or longer was and remains $500 per meeting and $100 per meeting attended if the meeting lasts less than 30 minutes.

         The Chairperson of the Compensation Committee receives an additional cash fee of $750 per quarter. The fee is competitive with the Peer Group average and remained unchanged. Likewise, the Chairperson of the Audit Committee receives an additional cash fee of $1,250 per quarter that is competitively in line with the Peer Group average. Peoples believes that the additional fees are appropriate and commensurate with the overall level of responsibility and accountability of each Chairperson. Likewise, the fees are necessary to attract and retain Committee Chairpersons with the talents and skills necessary to promote shareholder value.

         Each director of Peoples, other than Mark F. Bradley, who also serves as a director of Peoples Bank receives $600 per quarter and $500 for each regular monthly meeting attended. Additionally, each director of Peoples who also serves as a Peoples Bank committee member receives $100 for each committee meeting attended of less than 30 minutes attended and $200 for each committee meeting attended of 30 minutes or more.

         Mark F. Bradley received no compensation as a director of Peoples or Peoples Bank during 2006 continues to receive none in this capacity.

         Thomas J. Wolf also received and continues to receive $150 for each meeting of the Peoples Bank Kentucky/ Huntington Leadership Advisory Board he attends, in addition to the previously mentioned fees for his service to Peoples.

         Directors who travel a distance of 50 miles or more to attend a Board or committee meeting of Peoples or Peoples Bank receive a $50 travel fee. A single travel fee of $50 is paid for multiple meetings occurring on the same day. Directors who stay overnight to attend a meeting are reimbursed for the actual cost of their overnight accommodations. Peoples believes these fees are reasonable and partially offset travel expenses incurred by some of the directors living outside the Marietta, Ohio area, where Board of Directors and committee meetings are typically held.

         In years prior to 2005, Mark F. Bradley was paid a fee as an employee director. Mark F. Bradley elected to place the fees paid to him in the Deferred Compensation Plan for Directors to be invested in common shares of Peoples. Under the Deferred Compensation Plan for Directors, dividends are credited on common shares accrued. The dividends are converted into a Peoples' common share equivalent based on the fair market value of a common share on a fixed quarterly cycle.

Equity-based Compensation
-------------------------

         On May 11, 2006, the Board of Directors granted each of the individuals then serving as a non-employee director of Peoples a non-qualified stock option to purchase 1,200 common shares of Peoples at an exercise price of $29.12 per share. The non-employee directors who received the non-qualified stock option grant were: Carl L. Baker, Jr.; George W. Broughton; Frank L. Christy; Wilford
D. Dimit; Richard Ferguson; Robert W. Price; Theodore P. Sauber; Paul T. Theisen; Joseph H. Wesel; and Thomas J. Wolf. On the same day, the Board of Directors of Peoples also granted a non-qualified stock option to purchase 600 common shares to each of those non-employee directors of Peoples Bank who were not also a director of Peoples.

         The non-qualified stock options were granted under the provisions of the Peoples 2006 Equity Plan, which was approved by the shareholders at the 2006 Annual Meeting of Shareholders held on April 13, 2006. Each non-qualified stock option became fully vested and exercisable on November 11, 2006 and has a ten-year term. The non-qualified stock options are designed to strengthen the long-term interests of the directors and align them with the long-term interests of the shareholders of Peoples.

         The following summarizes the effect of various termination of service events on the non-qualified stock options granted to the Non-Employee Directors:

         o TERMINATION OF SERVICE AS A DIRECTOR OF PEOPLES DUE TO DEATH, DISABILITY OR RETIREMENT: The non-qualified stock option will become fully vested and exercisable.

         o TERMINATION OF SERVICE AS A DIRECTOR OF PEOPLES DUE TO ANY REASON OTHER THAN DEATH, DISABILITY OR RETIREMENT: If unvested on the date of termination, the non-qualified stock option will immediately terminate and be of no further force and effect.

         o TERMINATION OF SERVICE AS A DIRECTOR OF PEOPLES FOR ANY REASON OTHER THAN DEATH, DISABILITY, DISCHARGE FOR CAUSE OR
                  RETIREMENT: The exercisable portion of the non-qualified stock option may be exercised at any time before the earlier to occur of (a) three months after such termination of service and (b) 10 years from grant date.

         o TERMINATION OF SERVICE AS A DIRECTOR OF PEOPLES FOR CAUSE: The non-qualified stock option, whether or not then exercisable, will expire and any rights there under will terminate immediately.

         o        TERMINATION  OF SERVICE AS A DIRECTOR OF PEOPLES DUE TO DEATH:
                  The non-qualified stock option may be exercised by the Non-Employee Director's personal representative at any time before the earlier to occur of (a) one year after the Non-Employee Director's death and (b) 10 years from grant date.

         o TERMINATION OF SERVICE AS A DIRECTOR OF PEOPLES DUE TO DISABILITY OR RETIREMENT: The non-qualified stock option may be exercised by the Non-Employee Director at any time before the earlier to occur of (a) one year after the date of termination of service and (b) 10 years from grant date.

         The full Board of Directors approves all equity-based awards made to non-employee directors. The grant date for equity-based awards made to non-employee directors of Peoples or Peoples Bank is the date of the approval by the Board or the Compensation Committee, as appropriate, the date of election or appointment, or the first future date after which all material information has been publicly disclosed, whichever is later. The grant price is the closing price on the grant date of Peoples' common shares on The NASDAQ Stock Market.

         On February 8, 2007, the Board of Directors of Peoples approved the grant of 300 restricted common shares of Peoples to each of the non-employee directors, if still a director, on February 13, 2007. The non-employee directors who received the restricted common share grant were: Carl L. Baker, Jr.; George
W. Broughton; Frank L. Christy; Wilford D. Dimit; Richard Ferguson; David L. Mead; Robert W. Price; Theodore P. Sauber; Paul T. Theisen; Joseph H. Wesel; and Thomas J. Wolf. On the same day, the Board of Directors of Peoples also granted 150 restricted common shares of Peoples to those non-employee directors of Peoples Bank who were not also directors of Peoples. The restrictions on the restricted common shares lapse after a period of six months.

Deferred Compensation Plan for Non-Employee Directors
-----------------------------------------------------
         Since 1991, Peoples has maintained the Deferred Compensation Plan for Directors. Voluntary participation in the Deferred Compensation Plan for Directors allows a non-employee director of Peoples, or one of its subsidiaries, to defer all or part of his or her director's fees, including the federal income tax thereon. Since January 2, 1998, directors have been permitted to allocate their deferrals between a cash account (earning interest equal to Peoples Bank's three-year CD interest rate) and a stock account (under which common shares of Peoples are accrued at fair market value on a fixed monthly cycle based on the amount deferred and the fair market value of a common share on the date the dividends are credited). The only right a participant in the Deferred Compensation Plan for Directors has with respect to his or her cash account and/or stock account is to receive distributions upon retirement as a director. Distribution of the deferred amounts is made in a lump sum or annual installments, at the election of the director, beginning in the first year in which the person is no longer a director. The stock account is distributed only in common shares of Peoples and the cash account is distributed only in cash.


All Other Compensation
----------------------
         The non-employee directors are also eligible to participate in selected employee benefit programs maintained by Peoples. These include medical and dental insurance plans and Group Term Life insurance. The non-employee directors pay the same premiums for the medical and dental insurance as do employees who participate in such plans. During 2006, Mr. Theisen participated in the medical and dental insurance plans. The non-employee directors automatically receive a Group Term Life insurance benefit, the premiums for which are paid by Peoples. The maximum benefit is $50,000 for directors age 65 or younger. The maximum benefit decreases by a percentage for each year beyond age 65 until it reaches a maximum payout of $5,000.



                         DIRECTOR COMPENSATION FOR 2006

----------------------------------------------------------------------------------------------------------------
                                                                         Change in
                            Fees                                       Pension Value
                           Earned or                                        and
                           Paid in                                      Nonqualified
                             Cash                        Non-Equity       Deferred
                           or Paid   Stock   Option     Incentive Plan  Compensation     All Other
           Name           in Cash    Awards  Awards     Compensation      Earnings      Compensation    Total
                             (3)               (4)                           (5)            (6)
                             ($)      ($)      ($)          ($)              ($)            ($)          ($)
           (a)               (b)      (c)      (d)          (e)              (f)            (g)          (h)
----------------------------------------------------------------------------------------------------------------
Carl L. Baker              $24,750     -     $8,944          -              $205            $126       $33,899
----------------------------------------------------------------------------------------------------------------
Mark F. Bradley (1)           -        -        -            -             $1,163            -            -
----------------------------------------------------------------------------------------------------------------
George W. Broughton        $45,600     -     $8,944          -             $1,017           $126       $55,561
----------------------------------------------------------------------------------------------------------------
Frank L. Christy           $26,000     -     $8,944          -                -             $126       $34,944
----------------------------------------------------------------------------------------------------------------
Wilford D. Dimit           $40,700     -     $8,944          -             $15,376          $50        $65,020
----------------------------------------------------------------------------------------------------------------
Richard Ferguson           $26,400     -     $8,944          -              $894            $126       $36,238
----------------------------------------------------------------------------------------------------------------
David L. Mead (2)          $21,700     -     $4,472          -              $138            $126       $26,310
----------------------------------------------------------------------------------------------------------------
Robert W. Price            $22,050     -     $8,944          -             $2,552           $126       $33,546
----------------------------------------------------------------------------------------------------------------
Theodore P.  Sauber        $37,900     -     $8,944          -                -             $50        $46,844
----------------------------------------------------------------------------------------------------------------
Paul T. Theisen            $40,450     -     $8,944          -             $4,601         $14,603      $68,560
----------------------------------------------------------------------------------------------------------------
Joseph H. Wesel            $36,700     -     $8,944          -             $7,221           $38        $52,865
----------------------------------------------------------------------------------------------------------------
Thomas J. Wolf             $22,450     -     $8,944          -                -             $126       $31,394
----------------------------------------------------------------------------------------------------------------

(1) Mark F. Bradley, a member of the Board of Directors of both Peoples and Peoples Bank, receives no compensation for serving on either board.
(2) David L. Mead became a member of the Board of Directors of Peoples on September 14, 2006 and a member of the Compensation Committee on October 12, 2006.
(3) Amounts in column (b) represent the aggregate quarterly and meeting fees (including travel fees paid or payable to each director). Included in these amounts are voluntary elective deferrals of fees pursuant to Peoples' Deferred Director Compensation Plan. Deferrals of these fees for 2006 were: (a) Wilford D. Dimit - $40,700; (b) Richard Ferguson - $25,750; (c) David L. Mead - $9,900; and (d) Robert W. Price - $21,550.
         All other amounts representing quarterly and meeting fees were paid in cash.
(4) The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for 2006, in accordance with FAS 123(R) of awards pursuant to Peoples' 2006 Equity Plan. Assumptions used in the calculation of these amounts are included in the "Notes To The Consolidated Financial Statements, Note 16, Stock-Based Compensation on pages 72 through 74 of Peoples' Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2006." All non-employee directors were awarded non-qualified stock options covering 1,200 common shares, except for Mr. Mead, who received non-qualified stock options covering 600 common shares in his capacity as a director of
         Peoples Bank prior to being elected to the board of Peoples. The aggregate number of common shares underlying non-qualified stock options outstanding at December 31, 2006 for each non-employee director were: (a) Carl L. Baker, Jr. - 7,984; (b) George W. Broughton - 4,665;
         (c) Frank L. Christy - 7,295; (d) Wilford D. Dimit - 12,210; (e) Richard Ferguson - 2,355; (f) David L. Mead - 600; (g) Robert W. Price
         - 5,820;  (h) Theodore P. Sauber - 2,355; (i) Paul T. Theisen - 12,711;
         (j) Joseph H. Wesel - 12,348; and (k) Thomas J. Wolf - 3,510. All of these outstanding options were vested at December 31, 2006. The amount in column (d) also represents the grant date fair value of the non-qualified stock option awards calculated in accordance with FAS 123(R).
(5) The amounts in column (f) represent 2006 earnings on each of the director's deferred fees. For 2006 Mark F. Bradley's earned amount represents dividends credited on the cumulative amount of director's fees deferred in prior years under the terms of the Deferred Compensation Plan for Directors. Mark F. Bradley has not been paid a fee for his services as a director of Peoples and Peoples Bank since December 31, 2004.
(6) Represents the amount of Peoples' 2006 annual contribution of premiums for group term life insurance for all directors except Paul T. Theisen, who also participated in Peoples' medical and dental insurance plan. Paul T. Theisen's group term life premium was $38 and his medical and dental premium was $14,565.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Each of Carl L. Baker, Jr., George W. Broughton, Frank L. Christy, Paul
T. Theisen, and Robert W. Price served as a member of the Compensation Committee of Peoples' Board of Directors for the entire 2006 fiscal year. David L. Mead has served on the Compensation Committee since October 12, 2006. None of the individuals serving on the Compensation Committee has been an officer or employee of Peoples or any of our subsidiaries. During the 2006 fiscal year, Peoples Bank entered into lending relationship with certain members of the Compensation Committee, with members of their respective families and with corporations and organizations as to which they serve as executive officers or beneficially own more than 100% of the equity securities. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Peoples or Peoples Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features to Peoples or Peoples Bank. No executive officer of Peoples has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on Peoples' Board of Directors or Compensation Committee.

         While Paul T. Theisen is Of Counsel to, and an independent contractor with, the law firm of TheisenBrock, Mr. Theisen has not been a partner, controlling shareholder or executive officer or otherwise been related to or held any interest in TheisenBrock, other than as Of Counsel and an independent contractor (and has not individually performed services for Peoples or any of our subsidiaries), since 1998.



                             AUDIT COMMITTEE REPORT
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006

         Management has represented to the Audit Committee that Peoples' audited consolidated financial statements as of and for the fiscal year ended December 31, 2006 were prepared in accordance with US GAAP and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management.

         The Audit Committee discussed and reviewed with Ernst & Young LLP ("E&Y") all communications and other matters required to be discussed by the standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and by SEC rules, as well as significant current accounting developments and issues.

         The Audit Committee has received from E&Y the written disclosures and the letter describing all relationships between E&Y and Peoples and our subsidiaries that might bear on E&Y's independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T; discussed with E&Y any relationships with or services to Peoples or our subsidiaries that may impact E&Y's independence and objectivity, including the non-audit services rendered by E&Y, and satisfied itself as to E&Y's independence.

         Based on the Audit Committee's discussions with management and E&Y, and the Audit Committee's review of the report of E&Y to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Peoples' Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2006 for filing with the SEC.

Submitted by the Audit Committee of Peoples' Board of Directors:
Richard Ferguson (Chairman); Carl L. Baker, Jr.; George W. Broughton; Theodore
P. Sauber; and Thomas J. Wolf, Members.


                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         While Peoples is not currently considering the appointment of any independent registered public accounting firm other than E&Y, the Audit Committee has not yet made an appointment of its independent registered public accounting firm for the 2007 fiscal year. The Audit Committee intends to appoint an independent registered public accounting firm as soon as practicable. E&Y has served as Peoples' independent auditors/independent registered public accounting firm since 1995. The Board of Directors expects that representatives of E&Y will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees
----
         Fees for services rendered by E&Y for each of the 2006 fiscal year and the 2005 fiscal year were:

                              2006           2005
                            ----------    -----------
 Audit Fees (1)              $615,494       $698,887
 Audit-Related Fees (2)        23,551         -
 Tax Fees (3)                  61,883         41,848
                            ----------    -----------
 Total                       $700,928       $740,735
                            ----------    ===========

--------------------
(1) Audit Fees also included internal control testing for compliance with
Section 404 of the Sarbanes-Oxley Act of 2002. (2) Audit-Related Fees included services pertaining to statutory audits and accounting consultation. (3) Tax Fees included services for tax planning and advice, tax compliance, assistance with tax audits and appeals.

         E&Y did not render any other services during the 2006 fiscal year or the 2005 fiscal year. None of the services described under Audit-Related Fees or Tax Fees above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 CFR 210.2-01(c)(7)(i)(C).

Pre-Approval Policy
-------------------
         The Audit Committee has adopted, and the Board of Directors has ratified, an Audit and Non-Audit Services Pre-Approval Policy (the "Pre-Approval Policy"), which sets forth the procedures and conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee ("general pre-approval"), or require the specific pre-approval of the Audit Committee ("specific pre-approval"). Appendices to the Pre-Approval Policy describe the Audit, Audit-Related, Tax and All Other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee states otherwise. The Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

         The Pre-Approval Policy does not delegate to management the Audit Committee's responsibilities to pre-approve services performed by the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

         All requests or applications for services to be provided by the independent registered public accounting firm will be submitted to the Chief Financial Officer of Peoples, and must include a detailed description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm. Services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

         The Audit Committee has designated the head internal auditor of Peoples to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with the Pre-Approval Policy. The head internal auditor will report to the Audit Committee on a periodic basis on the results of this monitoring. Both the head internal auditor and management will immediately report to the Chairman of the Audit Committee any breach of the Pre-Approval Policy that comes to the attention of the head internal auditor or any member of management.

         The Audit Committee will also review the head internal auditor's annual internal audit plan to determine whether the plan provides for adequate monitoring of the independent registered public accounting firm's services.



                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

         The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports and proxy statements, proxy statements combined with a prospectus, or any information statements provided to shareholders) to households. This method of delivery, often referred to as "householding," would permit Peoples to send a single annual report and/or a single proxy statement to any household at which two or more different shareholders reside if Peoples reasonably believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the shareholder(s) must consent to the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure is intended to reduce the volume of duplicate information shareholders receive and reduce Peoples' expenses. Peoples may institute householding in the future and will notify registered shareholders affected by householding at that time.

         Many broker/dealers and other holders of record have instituted householding. If your family has one or more "street name" accounts under which you beneficially own common shares of Peoples, you may have received householding information from your broker/dealer, financial institution, or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or Peoples' 2006 Annual Report or if you wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.


                                  OTHER MATTERS

         As of the date of this proxy statement, the Board of Directors knows of no matter that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this proxy statement. However, if any other matter requiring a vote of the shareholders is properly presented at the Annual Meeting or any adjournment thereof, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

         It is important that your proxy card be completed and returned promptly. If you do not expect to attend the Annual Meeting in person, please complete, sign and return the enclosed proxy card in the self-addressed envelope furnished herewith.

                                By Order of the Board of Directors,

                            /s/ MARK F. BRADLEY

                                Mark F. Bradley
                                President and Chief Executive Officer

                              PEOPLES BANCORP INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                            Thursday, April 12, 2007
                    10:00 a.m. Eastern Daylight Savings Time

                                   Holiday Inn
                                 701 Pike Street
                              Marietta, Ohio 45750

------------------------------------------------------------------------------
                                   Peoples Bancorp Inc.
    [PEOPLES BANCORP LOGO]         P.O. Box 738
                                   Marietta, Ohio 45750                  proxy
 ______________________________________________________________________________


This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held on April 12, 2007.

The common shares of Peoples Bancorp Inc. ("Peoples") as to which you have voting authority, including those held on your behalf in a trust account, under Peoples' Dividend Reinvestment Plan or under Peoples' Retirement Savings Plan, will be voted as you specify on the reverse side of this proxy card.

If no choice is specified, the common shares of Peoples represented by this proxy card will be voted "FOR" the election of the directors listed in Item 1.

By signing this proxy card, you revoke all prior proxies to vote the common shares of Peoples your are entitled to vote at the Annual Meeting of Shareholders and appoint Mark F. Bradley and Joseph H. Wesel, and each of them with full power of substitution, as your proxies to attend the Annual Meeting of Shareholders and vote your common shares of Peoples on the matter shown on the reverse side and in their discretion, to the extent permitted by applicable law, on any other matters (none known at the time of solicitation of this proxy) which may properly come before the Annual Meeting of Shareholders and all adjournments thereof.


                      See reverse for voting instructions.

   -------------------------------------------------------------------------



       The Board of Directors Recommends a Vote FOR All Director Nominees
                               Listed in Item 1.


1.  Election of directors for a three-year term expiring in 2010:

        01 David L. Mead         03 Paul T. Theisen
        02 Robert W. Price       04 Thomas J. Wolf

        [ ] Vote FOR all nominees      [ ] Vote WITHHELD
        (except as marked)            from all nominees


(Instructions: To withhold authority to vote for any    --------------------
indicated nominee(s), write the number(s) of the       |                    |
nominee(s) in the box provided to the right.)          |                    |
                                                        --------------------

THE COMMON SHARES REPRESENTED BY THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN ITEM 1. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY
STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS IS UNABLE TO SERVE OR FOR
GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES PREPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUAL DESIGNATED TO VOTE THIS PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTOR MAY RECOMMEND.

Address Change? Mark Box [  ] Indicate changes below:

                               Date
                               ------------------------------------------


                                ----------------------------------------
                               |                                        |
                               |                                        |
                                ----------------------------------------

                               Signature(s) in Box

                               Please sign exactly as your name(s) appears on the proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, executors, guardians, attorneys, agents etc., must include title and authority. Corporations must provide full name of corporation and title of authorized officer signing the proxy card.